                                                                    EXHIBIT 2(b)

                                                                [EXECUTION COPY]

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================================================================================





                           STOCK PURCHASE AGREEMENT


                                     AMONG


                             PLAINS RESOURCES INC.

                                      AND

                           PLAINS ALL AMERICAN INC.


                                      AND


                         WINGFOOT VENTURES SEVEN INC.


                          DATED AS OF MARCH 15, 1998



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

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Parties and Recitals......................................................   1


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

SECTION  1.1  Definitions.................................................   2
SECTION  1.2  Accounting Terms............................................  16
SECTION  1.3  Rules of Construction.......................................  16



                                  ARTICLE II

                          PURCHASE AND SALE OF SHARES

SECTION  2.1  Purchase and Sale of the Shares.............................  16
SECTION  2.2  Purchase Price..............................................  16
SECTION  2.3  Closing Price Adjustments...................................  17
SECTION  2.4  Post-Closing Price Adjustments..............................  18
SECTION  2.5  Time and Method of Payments.................................  20


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

SECTION  3.1  Representations and Warranties of Seller....................  20

              (a)  Organization and Qualification of the Celeron Companies  20
              (b)  Capitalization of the Celeron Companies................  21
              (c)  Organization and Authority of Seller
                   No Governmental Approvals Required.....................  22
              (d)  Validity of Agreement..................................  22
              (e)  Title to the Shares and the CGC Shares.................  23
              (f)  Subsidiaries...........................................  23
              (g)  Condition of Rights-of-Way; Leases.....................  23
              (h)  Title to Properties....................................  24
              (I)  Indebtedness for Moneys Borrowed.......................  24
              (j)  Disclosure Schedule....................................  25

                                                                           Page
                                                                           ----
              (k)  Contractual Obligations................................  25
              (l)  Intellectual Property..................................  26
              (m)  Absence of Undisclosed Liabilities.....................  26
              (n)  Corporate Documents....................................  27
              (o)  Contract Consents......................................  27
              (p)  Banking Arrangements...................................  27
              (q)  Litigation.............................................  27
              (r)  Compliance with Laws and Regulations...................  27
              (s)  No Condemnation........................................  28
              (t)  Employee Benefit Plans; ERISA..........................  28
              (u)  Environmental Matters..................................  28
              (v)  Contracts; No Material Defaults........................  29
              (w)  Receivables............................................  29
              (x)  Brokers................................................  29
              (y)  Officers and Directors.................................  29
              (z)  Certain Regulations....................................  29
              (aa) Absence of Unusual Liabilities or Expenses.............  30
              (bb) Linefill and Inventory Barrels.........................  30


SECTION 3.2   Representations and Warranties of Purchaser and Plains......  30

              (a)  Organization and Qualification of Purchaser............  30
              (b)  Corporate Authority....................................  30
              (c)  No Violation; Consents and Approvals...................  30
              (d)  Valid and Binding Obligations..........................  31
              (e)  Organization and Qualification for Plains..............  31
              (f)  Corporate Authority....................................  32
              (g)  No Violation; Consents and Approvals...................  32
              (h)  Valid and Binding Obligations..........................  32
              (i)  Purchase for Investment................................  33
              (j)  Brokers................................................  33
              (k)  No Adverse Information.................................  33
              (l)  Certain Regulations....................................  33
              (m)  Other Matters..........................................  34

SECTION 3.3   Special Representations of Purchaser........................  34

              (a)  Access to Information; Acknowledgement of Disclaimers..  34
              (b)  Celeron Assets etc., As-Is, With All Faults............  34

                                                                          Page
                                                                          ----
                                  ARTICLE IV

                CERTAIN OBLIGATIONS OF PARTIES PRIOR TO CLOSING

SECTION 4.1   Consents....................................................  35
SECTION 4.2   Conduct of Celeron Operations...............................  35
SECTION 4.3   Maintain Assets.............................................  37
SECTION 4.4   HSR Act and Other Governmental Filings......................  37
SECTION 4.5   Employee Relations Matters..................................  37
SECTION 4.6   Right to Investigate........................................  38
SECTION 4.7   Satisfaction of Conditions..................................  38
SECTION 4.8   Consultation with Purchaser.................................  39
SECTION 4.9   Related Agreements..........................................  39


                                   ARTICLE V

                  ADDITIONAL COVENANTS AND RELATED AGREEMENTS

SECTION 5.1   Tax Matters; Section 338(h)(10) Election....................  39
SECTION 5.2   Publicity...................................................  39
SECTION 5.3   Confidentiality.............................................  40
SECTION 5.4   Business Records............................................  40
SECTION 5.5   Accounts Receivable.........................................  41
SECTION 5.6   Corporate Names and Trademarks..............................  41
SECTION 5.7   Release of Environmental Claims.............................  41
SECTION 5.8   Celeron Indebtedness........................................  41
SECTION 5.9   Assumption of Guaranty Agreement and Letters of Credit......  42
SECTION 5.10  Termination of Certain Agreements...........................  42
SECTION 5.11  Transferred Assets and Liabilities..........................  42


                                  ARTICLE VI

                        CONDITIONS PRECEDENT TO CLOSING

SECTION 6.1  Conditions Precedent to Obligations of
             Purchaser....................................................  42

             (a)  Representations and Warranties Correct..................  42
             (b)  Covenants Performed.....................................  43
             (c)  No Material Changes.....................................  43
             (d)  Opinion of Counsel......................................  43
             (e)  Absence of Litigation...................................  43
             (f)  Officers' Certificate...................................  43
             (g)  Resignations............................................  43
             (h)  Governmental Approvals..................................  43
             (i)  Contract Consents.......................................  44

                                                                           Page
                                                                           ----

SECTION 6.2  Conditions Precedent to Obligations of
             Seller.......................................................  44

             (a) Representations and Warranties Correct...................  44
             (b) Covenants Performed......................................  44
             (c) Opinion of Counsel.......................................  44
             (d) Absence of Litigation....................................  44
             (e) Officers' Certificate....................................  45
             (f) Governmental Approvals...................................  45
             (g) Consents.................................................  45
             (h) Certain Adverse Events...................................  45


                                  ARTICLE VII

                                  THE CLOSING

SECTION 7.1  Time and Place of Closing....................................  45
SECTION 7.2  Seller's Deliveries at Closing...............................  46
SECTION 7.3  Purchaser's Deliveries at Closing............................  46



                                 ARTICLE VIII

                                INDEMNIFICATION

SECTION 8.1  Survival of Representations and Warranties...................  47
SECTION 8.2  Indemnification..............................................  47

             (a) Certain Definitions......................................  47
             (b) General Indemnity by Purchaser and Plains................  48
             (c) General Indemnity by Seller..............................  49
             (d) Duration of Indemnification Obligations..................  50
             (e) Limitation of Claims.....................................  50
             (f) Payment..................................................  51
             (g) Notice; Access and Cooperation...........................  51
             (h) No Insurance.............................................  52
             (i) Single Claims............................................  52
             (j) Insured Losses; Subrogation..............................  52
             (k) No Transfer-Resales......................................  53
             (l) No Gross-Up..............................................  53

                                                                           Page
                                                                           ----
SECTION 8.3  Indemnification for Environmental Matters....................  53

             (a) Pre-Closing Environmental Review and Disclosures.........  53
             (b) Unknown Environmental Liabilities........................  54
             (c) Pre-effective Time Off-Site Disposal.....................  56
             (d) Post-effective Time Off-Site Disposal....................  56
             (e) Participation In Negotiations............................  57
             (f) Incorporations By Reference..............................  57

SECTION 8.4  Indemnification for Taxes....................................  57


                                  ARTICLE IX

                         MODIFICATION AND TERMINATION

SECTION 9.1  Amendment....................................................  58
SECTION 9.2  Termination..................................................  58
SECTION 9.3  Effect of Termination........................................  58
SECTION 9.4  Non Performance..............................................  58


                                   ARTICLE X

                              GENERAL PROVISIONS

SECTION 10.1  Notices.....................................................  60
SECTION 10.2  Incorporation by Reference of Attachments...................  60
SECTION 10.3  Entire Agreement............................................  61
SECTION 10.4  Interpretation..............................................  61
SECTION 10.5  Waiver......................................................  61
SECTION 10.6  Successors; No Assignment...................................  61
SECTION 10.7  Further Assurances..........................................  62
SECTION 10.8  No Rights in Third Parties..................................  62
SECTION 10.9  No Partnership..............................................  62
SECTION 10.10 Costs and Expenses..........................................  62
SECTION 10.11 Severability................................................  62
SECTION 10.12 Table of Contents and Headings..............................  62
SECTION 10.13 Counterparts................................................  62
SECTION 10.14 Governing Law...............................................  62
SECTION 10.15 Jurisdiction................................................  63


Testimonium and Signatures................................................  63

                                    ANNEXES


 A      Addresses for Notices

 B      List of Environmental Laws



                                  APPENDICES


 A      Inventory Protocol

 B      Celeron Accounting Practices

 C      List of Acquired Assets

 D      List of Assumed Liabilities

 E      Goodyear Guaranty Agreements and Letters of Credit

 F      List of Persons Employed by Celeron Companies at March 15, 1998

 G      List of Transferred Assets

 H      List of Transferred Liabilities

 I      List of Acquired Contracts

 J      List of Acquired Leases

                                   EXHIBITS

Exhibit    Title - Description
-------    -------------------

 A         Description of All American System and AAPL Equipment

 B         Statement of Net Assets  Sold of Celeron Companies

 C         [Intentionally Omitted]

 D         Description of SJV System and SJV Equipment

 E         List of Celeron Real Property

 F         Right-of-Way Agreements
           Part I  - AAPL Right-of-Way Agreements
           Part II - CGC Right-of-Way Agreements
           Part III - Undeveloped Right-of-Way Agreement

 G         List of Capital Projects of Celeron Companies

 H         List of Celeron Leased Property-Contracts Relating to Celeron Leased
           Property

 I         Form of Employee Agreement

 J         Allocation of Purchase Price

 K         Form of Opinion of Counsel to Seller

 L         Form of Opinion of Counsel to Purchaser and Plains

 M         Form of Officers' Certificate (Seller)

 N         Form of Officers' Certificates (Purchaser and Plains)

 O         Form of Guaranty Assumption Agreement

 P         Form of Tax Agreement

 Q         Form of Indemnification Adoption Agreement

                                   SCHEDULES

                  Page
 Schedule No.   Reference  Title - Description
-------------   ---------  -------------------
   2.4              18     Exceptions to Accounting Practices
   3.1
    Part C          22     List of Governmental Approvals Required of Seller
    Part D          22     Violations and Conflicts
    Part F          23     Equity Investments of Celeron Companies
    Part G          23     Right-of-Way Exceptions
    Part H          24     Exceptions to Title
    Part I          24     List of Indebtedness for Money Borrowed of Celeron
                           Companies
    Part J          25     Disclosure Schedule
    Part K          25     Certain Contractual Obligations
    Part L          26     Intellectual Property
    Part M          26     Certain Liabilities
    Part O          27     Contract Consents
    Part P          27     List of Banking Arrangements
    Part Q          27     List of Litigation, Decrees, Orders and Judgments
    Part R          27     List of Compliance Exceptions
    Part S          28     Condemnation Proceedings
    Part U          28     List of Environmental Proceedings and Disclosures
    Part V          29     List of Defaults Under Material Contracts
    Part W          29     List of Certain Accounts Receivable
    Part Y       29, 6     List of Officers and Directors of Celeron Companies
                           and Designated Celeron Officers
   3.2
   Part C       31, 32     List of Governmental Approvals Required by Purchaser
   Part D           31     Contracts Imposing Liens on Assets of Purchaser
   Part H           33     Contracts Imposing Liens on Assets of Plains
   Part M           34     Capital Structure of Purchaser
   4.8              39     Approved Activities

                           STOCK PURCHASE AGREEMENT


                THIS STOCK PURCHASE AGREEMENT is entered into as of the 15th day of March, 1998, by and among PLAINS ALL AMERICAN INC., a Delaware corporation (the "Purchaser"), PLAINS RESOURCES INC., a Delaware corporation ("Plains"), and WINGFOOT VENTURES SEVEN INC., a Delaware corporation (the "Seller").

                                 WITNESSETH:

        WHEREAS, Seller owns all of the issued and outstanding shares of the capital stock of ALL AMERICAN PIPELINE COMPANY, a Texas corporation ("AAPL"), and AAPL owns and operates a crude oil pipeline and related assets; and

        WHEREAS, AAPL owns all of the issued and outstanding shares of the capital stock of CELERON GATHERING CORPORATION, a Delaware corporation ("CGC"), and CGC owns and operates a crude oil gathering system; and

        WHEREAS, Seller owns all of the issued and outstanding shares of CELERON TRADING & TRANSPORTATION COMPANY, a Delaware corporation ("CT&T"); and

        WHEREAS, Purchaser is a wholly-owned subsidiary of Plains; and

        WHEREAS, the Board of Directors of Plains has determined that the transactions contemplated by this Agreement are in the best interests of Plains and, in order to induce Seller to enter into this Agreement, Plains is willing to perform, or cause to be performed, certain duties, covenants and agreements of Purchaser pursuant to this Agreement and to be directly responsible for, and to assure and guarantee, the performance by Purchaser of its other covenants, agreements and obligations in accordance with the provisions of this Agreement; and

        WHEREAS, on and subject to the terms and conditions set forth in this Agreement, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of the issued and outstanding shares of the capital stock of AAPL and CT&T (collectively, the "Shares");

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated (such meanings to be, when appropriate, equally applicable to both the singular and plural forms of the terms defined):

        "AAPL" means All American Pipeline Company, a Texas corporation.

        "AAPL Equipment" means all of the mainline pipe, pumps, heaters, turbines, motors, piping, connection equipment, gauges, controls, utility connections, tankage and related equipment and other tangible personal property owned by AAPL and comprising a part of, and used in the operation of, the All American System. The principal items of AAPL Equipment are listed at Exhibit A to this Agreement.

        "AAPL Right-of-Way Agreement" means any one of, and "AAPL Right-of-Way Agreements" means all of, the documents listed at Part I of Exhibit F to this Agreement.

        "AAPL Rights-of-Way" means all of the rights-of-way, easements, licenses and similar interests and rights in respect of real property acquired by AAPL on which the All American System is installed and which were obtained pursuant to, and are the subjects of, the AAPL Right-of-Way Agreements;

        "AAPL Shares" means all of the issued and outstanding shares of the capital stock of AAPL, consisting of 1,100 shares of common stock, $1.00 par value, of AAPL.

        "Accounts Payable" means, at the time as of which a determination thereof is being or to be made, all of the payables of the Celeron Companies (excluding Intercompany Accounts), and any and all other amounts (excluding Intercompany Accounts) payable by the Celeron Companies which may be appropriately accounted for as payables in accordance with the Celeron Accounting Practices, all valued in accordance with the Celeron Accounting Practices.

        "Accounts Receivable" means, at the time as of which a determination thereof is being or to be made, all of the receivables of the Celeron Companies (excluding Intercompany Accounts), and any and all other amounts (excluding Intercompany Accounts) due to the Celeron Companies which may be appropriately accounted for as accounts receivable in accordance with the Celeron Accounting Practices, all valued in accordance with the Celeron Accounting Practices.

        "Acquired Assets" means and includes all of the properties (whether real or personal, tangible or intangible), rights, claims, accounts, accruals and other assets acquired by AAPL from Cel Corp pursuant to that certain Bill of Sale, dated as of

     December 31, 1997, duly executed by Cel Corp and AAPL. The principal items acquired by AAPL pursuant to said Bill of Sale are listed at Appendix C to this Agreement.

        "Acquired Contracts" means and includes each of the agreements assigned from Cel Corp to AAPL, as listed at Appendix I to this Agreement.

        "Acquired Leases" means and includes each of the leases and licenses assigned from Cel Corp to AAPL effective on or subsequent to December 31, 1997, as listed at Appendix J to this Agreement.

        "Affiliate" means, when used with reference to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with, such Person; and, for the purposes of this definition, the concept of "control" when used with reference to any Person shall signify the power to direct the management of such Person, whether through the ownership or control of voting securities or equity, by contract or otherwise. Unless expressly provided to the contrary in this Agreement, when used with reference to Seller, Affiliate includes Goodyear. Unless expressly provided to the contrary in this Agreement, when used with respect to Purchaser, Affiliate includes Plains.

        "All American System" means the crude oil pipeline system owned and operated by AAPL, consisting of a mainline segment extending from Gaviota, California to McCamey, Texas, a segment extending from Las Flores, California to Gaviota, California, and all related terminal and oil storage and other facilities owned by AAPL, as generally described at Exhibit A to this Agreement.

        "Assumed Liabilities" means and includes all of the liabilities, losses, costs, expenses, claims, accruals and charges assumed by AAPL from Cel Corp pursuant to the provisions of that certain Assumption Agreement, dated as of December 31, 1997, duly executed by AAPL and Cel Corp. The items assumed by AAPL pursuant to said Assumption Agreement are listed at Appendix D to this Agreement.

        "Base Price" has the meaning assigned to that term in Section 2.2 of this Agreement.

        "business day" means any day on which commercial banks are not required or authorized by law to close in the City of New York, State of New York.

        "CGC" means Celeron Gathering Corporation, a Delaware corporation.

        "CGC Right-of-Way Agreement" means any one of, and "CGC Right-of-Way Agreements" means all of, the documents listed at Part II of Exhibit F to this Agreement.

        "CGC Rights-of-Way" means all of the rights-of-way, easements, licenses and similar interests and rights in respect of real property acquired by CGS on which the SJV System is installed and which were obtained pursuant to, and are the subjects of, the CGC Right-of-Way Agreements.

        "CGC Shares" means all of the issued and outstanding shares of the capital stock of CGC, consisting of 1,000 shares of common stock, $1.00 par value, of CGC.

        "CT&T" means Celeron Trading & Transportation Company, a Delaware corporation.

        "CT&T Shares" means all of the issued and outstanding shares of the capital stock of CT&T, consisting of one share of the common stock, $100 par value, of CT&T.

        "Cal PUC" means the Public Utilities Commission of the State of California.

        "Capital Contribution" means each and any, and "Capital Contributions" means and includes all, payments made by Seller to AAPL or CT&T during the Transition Period as a contribution to the capital of AAPL or CT&T, as the case may be, whether by payment of cash or property, by the exchange or surrender of claims or by providing services, or any other form of contribution to the equity of, or equity investment in, AAPL or CT&T.

        "Capital Distribution" means each and any of, and "Capital Distributions" means and includes all, (a) non-cash dividends declared by the Board of Directors of AAPL or CT&T and paid by AAPL or CT&T on the Shares to the Seller, (b) distributions on the Shares declared by the Board of Directors of AAPL or CT&T and paid (whether in cash or property) to Seller as a return of capital, as a reduction of paid-in surplus, capital surplus or stated capital, or as any other distribution on the Shares, but excluding any and all Dividends.

        "Capital Projects" means the projects of the Celeron Companies described or referred to in Schedule G to this Agreement.

        "Cel Corp" means Celeron Corporation, a Delaware corporation.

        "Celeron Accounting Practices" means the accounting conventions, principles, practices and policies of the Celeron Companies described or referred to in Appendix B to this Agreement.

        "Celeron Assets" means, as of the date at which a determination thereof is being made, the All American System (including the AAPL Equipment), the SJV System (including the SJV Equipment), the Celeron Real Property, the Linefill and the Acquired Assets, and excluding Transferred Assets and the Celeron Leased Property, the Celeron Rights-of-Way and the Current Assets.

        "Celeron Company" means each or any one of, and "Celeron Companies" means all of, AAPL, CGC and CT&T.

        "Celeron Leased Property" means all of the real and personal properties leased or licensed (including software and firmware) by the Celeron Companies, other than Pipeline Rights-of-Way, used in the operation of the All American System and the SJV System, which properties are listed at Exhibit H to this Agreement.

        "Celeron Real Property" means all of the real properties, including the land, land improvements and buildings located thereon, owned in fee simple by the Celeron Companies, which properties are listed at Exhibit E to this Agreement.

        "Celeron Rights-of-Way" means all of the AAPL Rights-of-Way, CGC Rights-of-Way and Undeveloped Rights-of-Way.

        "Closing" has the meaning assigned to that term in Section 7.1 of this Agreement.

        "Closing Date" has the meaning assigned to that term in Section 7.1 of this Agreement.

        "Closing Price" has the meaning assigned to that term in Section 2.3 of this Agreement.

        "Closing Date Adjustments Certificate" means that certain certificate to be prepared by Seller and delivered to Purchaser in accordance with Section
     2.3 of this Agreement.

        "Closing Date Statement of Net Assets Sold" has the meaning assigned to that term in Section 2.4(b) of this Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended and in effect on the date hereof including the published rulings duly issued and regulations duly promulgated thereunder.

        "Contract" means any lease, contract, agreement, commitment or similar instrument and all amendments thereto (other than Right-of-Way Agreements) to which any Celeron Company is a party or by which any Celeron Company is bound (including Acquired Contracts).

        "Current Assets" means, with respect to the time at or as of which any determination thereof is being or to be made, all Inventory, Accounts Receivables and other assets appropriately classified as current assets in accordance with GAAP and consistent with the Celeron Accounting Practices.

        "Dividend" means each and any, and "Dividends"" means and includes all, cash dividends on the Shares declared by the Board of Directors of AAPL or CT&T and paid to Seller by AAPL or CT&T, as the case may be, whether such dividends were declared in respect of retained earnings, paid-in surplus, capital surplus or as reduction of stated capital.

        "Designated Celeron Officer" means any one of, and "Designated Celeron Officers" means all of, the persons identified at Part Y of Schedule 3.1 to this Agreement.

        "ENSR" means ENSR Consulting and Engineering, Camarillo, California.

        "EPA" means the United States Environmental Protection Agency.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect on the date hereof, including rulings duly issued and regulations duly promulgated thereunder.

        "Effective Time" means 12:01 AM, San Francisco time, on the Closing
     Date.

        "Employee Agreement" means that certain Employee Agreement, in substantially the form, appropriately completed, of Exhibit I to this Agreement, among Purchaser, Plains, Seller, AAPL, CT&T, CGC and Cel Corp.

        "Environmental Assessment Report" means that certain Limited Phase I Environmental Study Report issued by ENSR, dated January 1997, Document No. 3144-046-310.

        "Environmental Law" means each or any of the, and "Environmental Laws" means any and all, Federal, state or local laws, rules, regulations, ordinances, codes, policies or rules of common law now or hereinafter in effect relating to the contamination, remediation or protection of the environment, including those set forth at Annex B to this Agreement.

        "Estimated Closing Date Statement" has the meaning assigned to that term in Section 2.3 of this Agreement.

        "Expenditures for Capital Projects" means the aggregate amount expended by the Celeron Companies (whether capitalized or expensed by the Celeron Companies) on Capital Projects during the period beginning January 1, 1998 and ending at the close of business on the day next preceding the Closing Date, as determined in good faith by Seller.

        "Exxon Event" means any material damage to the Heritage, Hondo and Harmony platforms, to the connecting pipeline and facility infrastructure in the Santa Ynez Unit, or to the onshore processing facilities through which crude oil production from said platforms is processed; or any material adverse development to the reservoir(s) from which said platforms are producing which is reasonably likely to cause a long-term loss of production or processing capacity.

        "FASB" means the Financial Accounting Standards Board.

        "FERC" means the Federal Energy Regulatory Commission of the United States of America or its predecessors having jurisdiction over the All American System.

        "GAAP" means, when used in respect of any Person, such accounting practices of such Person as, in the opinion of the independent accountants regularly retained by such Person, are not inconsistent with United States accounting principles promulgated by FASB applicable to such Person.

        "Goodyear" means The Goodyear Tire & Rubber Company, an Ohio corporation.

        "Governmental Approval" means any right, privilege, franchise, authorization, approval, license, permit or certificate issued by, any consent or exemption of, or any filing or registration with, any Governmental Body.

        "Governmental Body" means (i) the United States of America, any State thereof, or any political subdivision of the United States of America or any State thereof, or any department, agency, commission, board, bureau, agency or instrumentality of the United States of America, any State thereof, or any political subdivision of any of them, (ii) any other authority or agency exercising any form of governmental regulatory authority under applicable law, (iii) any quasi-governmental body, agency or authority, and (iv) any corporation established by or at the direction of any of the foregoing and authorized by statute to exercise governmental regulatory authority.

        "Guaranty Agreements" means the guarantees issued by Goodyear, and the letters of credit opened by Goodyear, in respect of obligations of the Celeron Companies pursuant to instruments listed at Appendix E to this Agreement.

        "Guaranty Assumption Agreement" means that certain Guaranty Assumption Agreement among Purchaser, Seller, the Celeron Companies and Goodyear, in substantially the form, appropriately completed, of Exhibit O to this Agreement.

        "HSR Act" means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, including rules duly issued and regulations duly promulgated thereunder.

        "Hazardous Materials" means any materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "toxic pollutants" or words of similar import under any Environmental Law.

        "Indemnification Adoption Agreement" means that certain Indemnification Adoption Agreement among Purchaser, Plains, the Celeron Companies and Seller in substantially the form, appropriately completed, of Exhibit Q to this Agreement.

        "Intercompany Account" means, as at the time as of which a determination thereof is being made, any and all amounts (1) owing to the Celeron Companies by Goodyear, Seller, or any other Subsidiary of Goodyear, (2) owed by any of the Celeron Companies to Goodyear, Seller, Cel Corp or any other Subsidiary of Goodyear, as the case may be, or (3) owing by or owed to any of the Celeron Companies to or by any other Celeron Company.

        "Inventory" means, as at the date on which a determination thereof is being made, any and all of the following items owned by the Celeron Companies, each of which is properly valued and accounted for consistent with the Celeron Accounting Practices and the Inventory Protocol and with the principles, procedures and assumptions used in the preparation of the Statement of Net Assets Sold: (1) crude oil, processed oil, gas or other hydrocarbons and associated products in pipelines and in storage tanks, and
     (2) stores, supplies, spare parts, unaffixed equipment and similar materials.

        "Inventory Protocol" means the procedures for quantifying and valuing the oil inventory on the Closing Date as set forth at Appendix A to this Agreement.

        "Lease" means any lease, lease agreement or other instrument (including the Acquired Leases) providing for the lease of real property or tangible or intangible personal property, other than Celeron Rights-of-Way and the Right-of-Way Agreements, to which any Celeron Company is a party as the lessee, lessor, sublessee or sublessor thereunder.

        "Liability" means each of, and "Liabilities" means and includes all of, the losses, costs, expenses, claims, accruals, charges or other obligations or liabilities of the Celeron Companies which arise, are incurred, or are accrued, reserved or recorded at any time during the period in respect of which any determination thereof is being made or to be made, or which exist at any time as of which any determination thereof is being or to be made, whether or not recorded on the books and records of the Celeron Companies, excluding any liability for Taxes.

        "Lien" means any lien, mortgage, security interest, pledge, deed of trust or other charge or encumbrance upon or with respect to any real or personal, tangible or intangible property.

        "Liquidation Value" means, with respect to any Rejected Asset, the lower of (i) the price paid and/or costs incurred to acquire such Rejected Asset,
     (ii) the fair market value of such Rejected Asset, or (iii) the greater of
     (x) the price at which such asset was sold in an arms length transaction with an unrelated third party or (z) the price offered by Seller to purchase such Rejected Asset.

        "Linefill" means, at the time as of which a determination thereof is being or to be made, all crude oil owned by the Celeron Companies which is used by the Celeron Companies as linefill in the All American System or in the SJV System or is in another pipeline system as linefill pursuant to the tariff or other requirements of such other pipeline system, quantified and valued consistent with the Celeron Accounting Practices.

        "Losses" has the meaning assigned to that term in Section 8.2(a) of this Agreement.

        "Migration" means, and to "migrate" refers to, leaking, leaching, emitting, escaping, seeping or migrating water, air or soil containing legally regulated amounts (based on established standards) of Hazardous Materials from Celeron Leased Property, Celeron Real Property, or out of the All American System or the SJV System, to the premises of any other Person, excluding emissions and discharges authorized under a Government Approval.

        "Ordinary Course Liability" means each and any one of, and "Ordinary Course Liabilities" means and includes all of, the liabilities, losses, costs, expenses, claims, accruals or charges which arise, are incurred or are recorded at any time during the period in respect of which any determination thereof is being or to be made, or which exist at any time as of which any determination thereof is being or to be made, of the Celeron Companies (whether or not recorded on the Statement of Net Assets Sold or the Closing Date Statement of Net Asset Sold) that (i) are incurred by or assessed against the Celeron Companies or any of them in connection with the ownership, operation, maintenance or use of the Celeron Assets, the Celeron Leased Property, the Celeron Rights-of-Way and the Current Assets, or in connection with purchasing, selling, exchanging, trading, blending, storing, disposing of or otherwise dealing in crude oil or petroleum products or other hydrocarbons and (ii) are not inconsistent with past operating or financial practices of the Celeron Companies, including, without limiting the generality of the foregoing, any Liability (1) incurred, paid, accrued or recorded in connection with the purchase, sale, exchange, storage, transportation or use of crude oil; (2) for expenses incurred, paid, accrued or recorded in the operation of the All American System or the SJV System; (3) for expenses or capital expenditures incurred, paid, accrued or recorded by any Celeron Company to maintain, update or repair, or to improve the capacity, quality or efficiency of, the All American System or the SJV System or the other Celeron Assets; (4) for costs, losses or expenses incurred in the repair of the Celeron Assets, including repairs required due to ordinary wear and tear, equipment breakdown or failure, defective equipment, materials or installation, accident, rainstorm, windstorm, fire, flood, natural disaster, willful destruction by any Person (other than Seller or any Affiliate of Seller), or act of God; (5) for or in respect of Taxes; (6) for or in respect of employee compensation and benefit costs; (7) for or in respect of workman's compensation claims; (8) for expenses incurred, paid, accrued or recorded by any Celeron Company in respect of Celeron Rights-of-Way; (9) in respect of claims asserted by any Person in respect of the Celeron Assets or the use or operation thereof (other than for material breach of contract or intentional wrongful acts by the Celeron Companies); (10) for rentals or other payments in respect of any Celeron Lease or other Contract if the Celeron Company party thereto is not in material default thereunder; (11) arising out of the adjustments of any accrual or reserve recorded on the books and records of the Celeron Companies and reflected in the Statement of Net Assets Sold, so long as such adjustments are made to reflect newly available data and the original accrual or reserve was made in good faith; (12) recorded on the Statement of Net Assets Sold; (13) in respect of the acquisition of new supplies of crude oil or the making of new connections for providing crude oil transportation services; (14) in respect of any Environmental Law; (15) in respect of any expense incurred or to be incurred by the Celeron Companies for the services of employees of Cel Corp and/or the Celeron Companies or in respect of any matter covered by the Employee Agreement;
     (16) any adjustment to the per barrel value of the Linefill or the Oil Inventory on the books and records of the Celeron Companies; (17) for Permitted Debt; (18) for or in respect of Permitted Payments and accruals for Permitted Transactions; (19) for claims asserted by Persons (other than parties to this Agreement) for wrongful conduct, other than breach of contract, so long as such conduct was not found to be intentional or grossly negligent; (20) arising out of a default by a counterparty to any Celeron Company under any contract, agreement or arrangement, or any default by any account debtor in the payment of any Account Receivable;
     (21) in respect of the Capital Projects, including Expenditures for Capital Projects; (22) arising out of any transaction which is effected with the approval of Purchaser; (23) for expenses or losses incurred, or capital expenditures incurred or committed to, by any Celeron Company in connection with the acquisition of new crude oil trading and transportation business; and (24) in respect of leases for automobiles in accordance with past practices, or the lease or rental of real or personal property in connection with the operation of the Celeron Assets or the trading of crude oil or other hydrocarbons.

        "Permitted Debt" means and includes all indebtedness of the Celeron Companies or any of them incurred on or after March 15, 1998 and prior to the Effective Time up to an aggregate amount equal to the sum of (i) $25,104,000.00, plus (ii) the aggregate amount of Expenditures for Capital Projects, plus (iii) the aggregate amount of Permitted Payments paid, and the aggregate amount of all accruals for or in respect of Permitted Transactions incurred, during the Transition Period, plus (iv) the aggregate amount of payments in respect of Taxes, other than Federal or state income tax installment payments, made during the Transition Period; plus (v) the amount, if any, by which costs and expenses, determined using the Celeron Accounting Practices, exceeds Revenues during the Transition Period; it being understood that Permitted Debt in respect of any set of facts or circumstances shall not permit an increase of indebtedness pursuant to more than one of the foregoing clauses.

        "Permitted Encumbrances" means and includes any and all (1) sale contracts covering oil, gas or associated liquid or gaseous hydrocarbons and similar contracts or obligations entered into by the Celeron Companies in connection with their operations; (2) liens for Taxes or assessments that are not yet due, that are due but not yet delinquent or that are being contested in good faith by Seller, Goodyear or any of the Celeron Companies; (3) the rights, if any, to consent by, required notices to, filings with, or other actions by any Governmental Body in connection with the operation or use of the Celeron Assets or the Celeron Rights-of-Way; (4) surface rights, including easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants, reservations of rights or other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way of or in favor of any Person, on, over or in any Celeron Real Property, Celeron Leased Property or Celeron Right-of-Way which are recorded in appropriate public records or do not (when considered individually as to any Celeron Real Property, Celeron Leased Property or Celeron Right-of-Way) materially and unreasonably interfere with the use of the property subject thereto as presently used by the Celeron Companies; (5) materialmen's, mechanics', repairmen's, employees', contractors', operators' or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the Celeron Assets or the Celeron Rights-of-Way; (6) the terms and conditions of all leases, agreements, orders, instruments and documents listed in any Annex, Appendix, Exhibit or Schedule attached to this Agreement; (7) rights reserved to or vested by law or regulation in any Governmental Body, or rights arising by contract with any Governmental Body, to control or regulate any Celeron Asset or any Celeron Right-of-Way or any interest therein in any manner, and all obligations arising under applicable laws, rules and orders of Governmental Bodies; (8) rights reserved to the grantors of the Celeron Rights-of-Way, and the obligations and undertakings of the Celeron Companies, and the restrictions, conditions, restrictive covenants and limitations, in respect of the Celeron Rights-of-Way, pursuant to the terms, conditions and provisions of the Rights-of-Way Agreements; and (9) in respect of the Celeron Real Property and the Celeron Rights-of-Way, imperfections of title that are of record or, when taken individually as to any of the Celeron Real Property or the Celeron Rights-of-Way, do not materially and unreasonably interfere with use thereof as presently being used by the Celeron Companies.

        "Permitted Liens" means and includes any and all (1) cash deposits required under contracts, cash deposits required under leases permitted under this Agreement, deposits of cash or securities to secure statutory obligations, surety and appeal bonds, progress or partial payments made to AAPL, CGC or CT&T and any other lien of a similar nature; (2) liens or encumbrances deemed to exist by reason of covenants or undertakings under any Contract, Lease, Right-of-Way Agreement or other agreement or instrument; (3) liens arising out of the making of pledges or deposits under workmen's compensation laws or similar legislation; (4) mechanic's, workmen's, vendor's, materialmen's, construction, landlord's and other similar liens arising in the ordinary course of business, or incident to the construction, improvement or maintenance of any Celeron Asset or Celeron Right-of-Way in respect of obligations which are not due (or, if due, are not materially past due); (5) rights reserved to or vested in any Governmental Body by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to revoke or terminate any such right, power, franchise, grant, license or permit or to condemn or acquire by eminent domain or similar process; (6) rights reserved to or vested by law in any Governmental Body to in any manner control or regulate in any manner any of the

     Celeron Companies, or any of the Celeron Assets, the Celeron Rights-of-Way, or any of the other assets or properties of the Celeron Companies or the use thereof or the rights and interests of the Celeron Companies therein, in any manner under any and all laws, regulations, rules, decrees and orders; (7) obligations or duties affecting any of the Celeron Companies or any of the Celeron Assets or Celeron Rights-of-Way imposed by any Governmental Body pursuant to any law, regulation, rule, decree or order;
     (8) rights of any other Person having an interest in any Celeron Asset or Celeron Right-of-Way or of any Person having an interest in any property leased or held under other license or right by the Celeron Companies arising under applicable law; (9) the rights of any Governmental Body or owner or interest holder in respect of the land through which the All American System and the SJV System traverse, whether arising by law or pursuant to the Rights-of-Way Agreements; and (10) liens for Taxes, assessments, charges or levies of any Governmental Body which are not yet due, are not yet delinquent or are being contested in good faith by Seller, Goodyear or any of the Celeron Companies.

        "Permitted Payment" means any payment, and "Permitted Payments" means and include all payments, made or obligations incurred by the Celeron Companies during the Transition Period in respect of Permitted Transactions.

        "Permitted Transactions" means and includes: (1) the "Franchise Fee" regularly paid by Cel Corp in respect of the Celeron Companies to Goodyear for certain tax, treasury and other services (approximately $100,000 per month during 1998) for the period January 1, 1998 through March 31, 1998;
     (2) reimbursement, whether pursuant to the Services Agreements or otherwise, of all costs incurred, including the $741,431.20 of unreimbursed costs incurred during 1997 (as reported on the Statement of Net Assets
     Sold), by Cel Corp (for, among other things, the compensation of, and payroll taxes in respect of, its employees, rents and management and administrative services); (3) allocated self-insurance costs assigned to the Celeron Companies by Goodyear; (4) payments to Goodyear in respect of workman's compensation claims and the administration and payment thereof;
     (5) Celeron 401(k) Savings Plan contributions paid or payable to Goodyear in reimbursement of Goodyear's advance payment of such amounts to the plan trustee on behalf of the Celeron Companies or Cel Corp; (6) allocated costs paid or payable to Goodyear for auditing services, including independent accountants fees and expenses; (7) charges paid or payable to Goodyear for data and communications services; and (8) other transactions to which any Celeron Company is a party and Seller or Cel Corp, Goodyear or any other Affiliate of Seller is a counterparty for the providing of goods or services to any Celeron Company, which are substantially similar to goods or services provided to the Celeron Companies prior to 1998.

        "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Body or other legal entity of any kind.

        "Phase II Study" means that certain Report of Limited Follow-up Assessment of All American Pipe Line, a limited Phase II environmental study report issued by ENSR, dated February 24, 1998, Document No. 3144-067-900.

        "Pipeline Right-of-Way" means each or any of, and "Pipeline Rights-of-Way" means all of, the AAPL Rights-of-Way and the CGC Rights-of-Way.

        "Pipeline Right-of-Way Agreement" means each or any one of, and "Pipeline Right-of-Way Agreements" means all of, the AAPL Right-of-Way Agreements and the CGC Right-of-Way Agreements.

        "Prior Debt" means the indebtedness of AAPL to Wingfoot Ventures Eight Inc and Wingfoot Ventures Nine Inc in the aggregate principal amount of $698,775,694.96 at December 31, 1997 (approximately $693,275,147.45 at
     February 28, 1998), plus the intercompany account balances in respect of the Celeron Companies, as the debtors, with Seller and its Affiliates, as the creditors, in the aggregate principal amount of $128,998,833.80 at December 31, 1997 (approximately $134,630,512.93 at February 28, 1998).
     Prior Debt does not include the account payable of the Celeron Companies to Cel Corp in the amount of $741,431.20.

        "Purchase Price" means the Base Price, as defined in Section 2.2 of this Agreement, as adjusted in accordance with, and determined and calculated pursuant to the provisions of Sections 2.2, 2.3 and 2.4 of this Agreement.

        "Recorded Value" means, with respect to any asset or property of any Celeron Company or with respect to any services provided to any Celeron Company, the lower of the acquisition cost, or the fair market value, of such asset or property, as recorded in the financial records of such Celeron Company, or the cost of such services incurred by, or accrued on the records of, such Celeron Company.

        "Records" means and includes all files, instruments, books and records of the Celeron Companies, including, without limiting the generality of the foregoing, any and all: (1) abstracts, title opinions, title and other insurance policies, compensation agreements, throughput agreements, mortgages, chattel mortgages, financing statements, rental records, records relating to United States Federal, State of California, State of Texas, State of Arizona, State of New Mexico and local taxes, maps and surveys, oil purchase agreements, gas purchase agreements, oil sale contracts, gas sale contracts, inventory ledgers, surface leases, rights-of-way and right-of-way agreements, real property leases, equipment leases, personal property leases, contracts for the batching, blending, treatment, processing or transportation of oil, and all other contracts or agreements relating to the Celeron Assets; (2) records and files relating to permits, licenses, franchises, servitudes, easements and rights-of-way of every kind relating to the Celeron Companies; (3) records and files relating to the Celeron Employees, including job descriptions, employment qualifications and similar data; (4) accounting books and ledgers, financial statements and similar data of the Celeron Companies; (5) Right-of-Way

     Agreements and Contract files, property records, operation files, maintenance files, FERC filings and records, landowner files, governmental files, reports to regulatory agencies, maps, geologic samples and other similar items; (6) environmental site assessments, environmental compliance audits, spill records, emission records, health or ecological studies and special investigations relating to the Celeron Assets which were prepared by, on behalf of, or at the request of any of the Celeron Companies; and
     (7) correspondence, instructions, plans, studies, reports, drawings, receipts, vouchers, data stored in computers (or on computer disc or tape), and other memoranda of every description owned by AAPL, CGC or CT&T.

        "Rejected Asset" means any, and "Rejected Assets" means all, assets acquired by any of the Celeron Companies other than in the ordinary course of business and which resulted in the Celeron Companies incurring a Liability which is not an Ordinary Course Liability.

        "Related Agreements" means and includes the (1) the Employee Agreement,
     (2) the Tax Agreement, (3) the Guaranty Assumption Agreement, and (4) the Indemnification Adoption Agreement.

        "Revenues" has the meaning assigned to that term in the Celeron Accounting Practices.

        "Right-of-Way Agreement" means each or any of, and "Right-of-Way Agreements" mean and include all of, the AAPL Right-of- Way Agreements, the CGC Right-of-Way Agreements and the Undeveloped Right-of-Way Agreements.

        "SJV Equipment" means all of the line pipe, pumps, heaters, turbines, motors, piping, connection equipment, gauges, controls, utility connection, tankage and related equipment and other tangible personal property owned by CGC and comprising a part of, and used in the operation of, the SJV System. The principal items of SJV Equipment are listed at Exhibit D to this Agreement.

        "SJV System" means the proprietary crude oil gathering pipeline system located on the west side of San Joaquin Valley, California, in the area of the South Belridge and Midway-Sunset oil fields and related terminal, oil storage and other facilities owned by CGC, as generally described at Exhibit D to this Agreement.

        "Service Agreements" means and includes each of the following: (1) that certain Service Agreement, dated January 1, 1994, between CT&T and Cel Corp; (2) that certain Service Agreement, dated May 1, 1987, between CGC and Cel Corp; and (3) that certain Service Agreement, dated January 1, 1994, between AAPL and Cel Corp.

        "Settlement Date" has the meaning assigned to that term in Section 2.4 of this Agreement.

        "Shares" means, collectively, all of the AAPL Shares and the CT&T Share.

        "Statement of Net Assets Sold" means that certain audited consolidated statement of assets and liabilities of the Celeron Companies as at December 31, 1997, together with the notes thereto, attached as Exhibit B to this Agreement.

        "Subsidiary" and "Subsidiaries" mean, respectively, with respect to any Person, (i) a corporation of which the outstanding shares of capital stock entitled to cast a majority vote under ordinary circumstances (other than stock having such power only by reason of the happening of a contingency which has not occurred) is at the time owned or controlled directly or indirectly by such Person or another Subsidiary of such Person, and (ii) all such corporations.

        "Tax Agreement" means that certain Tax Agreement, in substantially the form, appropriately completed, of Exhibit P to this Agreement to be entered into at the Closing among Purchaser, Plains, Seller, Goodyear and each of the Celeron Companies.

        "Taxes" means all taxes, levies, imposts, fees, duties and other like charges or assessments of any nature whatsoever imposed upon a Person by a Governmental Body, including, without limiting the generality of the foregoing, all income, sales, use, ad valorem, stamp, transfer, payroll, franchise, social security, occupation, excise, severance, and intangible taxes and fees of any nature upon the properties and assets, whether tangible or intangible, of such Person or upon the income, receipts, payrolls, transactions, net worth, capital, investment or franchise of such Person (including all sales, use, withholding and other taxes which such Person is required by law to collect) with any and all additions thereto and penalties and interest payable with respect thereto or to any assessment or collection thereof.

        "Transferred Assets" means and includes all of the monies, properties (whether real or personal, tangible or intangible), rights, claims, accounts, accruals, and other assets and entitlements (1) transferred in any manner or for any reason from the Celeron Companies to Seller, Cel Corp, Goodyear, or any other Affiliate of Seller prior to December 31, 1997; and (2) transferred from AAPL, CT&T and CGC to Cel Corp pursuant to that certain Bill of Sale dated as of December 31, 1997. The items transferred to Cel Corp pursuant to said Bill of Sale by AAPL are listed at
     Part I of Appendix G to this Agreement, by CT&T are listed at Part II of Appendix G to this Agreement and by CGC are listed at Part III of Appendix G to this Agreement.

        "Transferred Liabilities" means and includes all of the liabilities, losses, costs, expenses, claims, accruals and charges assumed by Cel Corp from the Celeron Companies pursuant to the provisions of that certain Assumption Agreement, dated as of December 31, 1997, duly executed by Cel Corp, AAPL, CT&T and CGC. The items assumed by Cel Corp pursuant to said Assumption Agreement are listed at Parts I (from AAPL), II (from CT&T) and III (from CGC) of Appendix H to this Agreement.

        "Transition Period" means the period beginning on (and including) January 1, 1998 and ending immediately prior to the Effective Time.

        "Transition Period Amount" means the dollar amount equal to the product of: (i) $388 million, multiplied by (ii) .0634, multiplied by (iii) a fraction the numerator of which shall be the number of days in the period beginning on (and including) June 16, 1998 and ending on (and including) the Closing Date and the denominator of which shall be 365; provided, however, that if the Closing Date occurs on or before June 16, 1998 the Transition Period Amount shall be zero.

        "Undeveloped Rights-of-Way" means all of the rights-of-way presently held by AAPL in respect of real property which the All American System does not traverse or on which its related assets are not located.

        "Undeveloped Right-of-Way Agreement" means each or any one of, and "Undeveloped Right-of-Way Agreements" means all of, the documents listed at
     Part III of Exhibit F to this Agreement.

        "Wholly-Owned Subsidiary" means, in respect of any Person, any Subsidiary in respect of which all shares (other than directors' qualifying shares required by law) of the capital stock of each class outstanding at the time as of which any determination is being made are owned, beneficially and of record, by such Person, by one or more other Wholly-Owned Subsidiaries of such Person, or any combination thereof.

     SECTION 1.2 ACCOUNTING TERMS. All accounting terms used herein or in any appendix, exhibit or schedule hereto not expressly defined in this Agreement or in such Appendix, Exhibit or Schedule hereto (or in any Annex, Appendix, Exhibit or Schedule thereto), shall have the respective meanings given to them in accordance with Celeron Accounting Practices.

     SECTION 1.3 RULES OF CONSTRUCTION. Unless the context otherwise requires, as used in this agreement (or in any Annex, Appendix, Exhibit or Schedule hereto): (a) a term has the meaning ascribed to it; (b) "or" is not exclusive;
 (c) "including" means "including, without limitation"; and (d) words in the masculine include the feminine.


                                  ARTICLE II

                          PURCHASE AND SALE OF SHARES

     SECTION 2.1 PURCHASE AND SALE OF THE SHARES. On and subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver, the Shares to Purchaser, and Purchaser shall purchase the Shares, for the Purchase Price and other considerations specified in this Article II.

        SECTION 2.2 PURCHASE PRICE. For and in consideration of the transfer of the Shares as contemplated hereby, Purchaser shall pay (or cause to be paid) to Seller THREE HUNDRED NINETY-SIX MILLION EIGHTY-SEVEN THOUSAND UNITED STATES DOLLARS ($396,087,000) (the "Base Price") in cash on the Closing Date, or such greater or lesser amount as shall be determined and calculated in accordance with Sections 2.3 and 2.4 of this Agreement (the "Purchase Price").

        SECTION 2.3 CLOSING PRICE ADJUSTMENTS. (a) At least three business days prior to the Closing Date, Seller shall prepare and deliver to Purchaser an estimated consolidated statement of net assets sold and transactions effected during the Transition Period (together with related notes) for the Celeron Companies as at the Closing Date (the "Estimated Statement of Net Assets Sold"), which shall be prepared using estimated amounts established reasonably and in good faith on a basis consistent with the Celeron Accounting Practices and with the principles, procedures and assumptions used in the preparation of the Statement of Net Assets Sold.

        (b) The Base Price shall be adjusted as provided in subsection (c) of this Section 2.3 and the amount resulting after giving effect to such adjustments to the Base Price shall be paid to Seller at the Closing, such amount being herein referred to as the "Closing Price". At least three business days prior to the Closing Date, Seller shall deliver to Purchaser a "Closing Date Adjustments Certificate" setting forth in reasonable detail Seller's calculation of the Closing Price.

        (c)  The Closing Price shall be equal to the algebraic sum of:

                (i)  the Base Price; plus

                (ii) a positive number equal to the Transition Period Amount;
                plus

                (iii) a positive number equal to the amount, if any, by which $25,104,000 exceeds the aggregate amount of all Dividends on, and all Capital Distributions made in cash in respect of, the Shares declared and paid to Seller during the Transition Period; plus

                (iv) a negative number equal to the amount, if any, by which the aggregate amount of all Dividends on, and all Capital Distributions made in cash in respect of, the Shares declared and paid to Seller during the Transition Period exceeds $25,104,000; plus

                (v) a positive number equal to the aggregate amount, if any, of all cash transferred during the Transition Period (whether as an advance or a loan, as repayment of an advance or loan, as a Capital Contribution, to fund Expenditures for Capital Projects, or for any other reason or in another manner) to the Celeron Companies by Seller, Cel Corp, Goodyear or any other Affiliate of Seller (other than the Celeron Companies);

                (vi) a negative number equal to the aggregate amount, if any, of all cash transferred during the Transition Period (whether as an advance or a loan, as repayment of a loan or advance, or for any other reason or in any other manner) to, and of the Recorded Value of all properties, assets and services transferred or provided to, Seller, Cel Corp, Goodyear or any other Affiliate of Seller (other than any of the Celeron Companies), excluding from such amount (a) the aggregate amount of all Permitted Payments, (b) the aggregate amount of all Dividends on, and Capital Distributions made in cash in respect of, the Shares declared and paid to Seller during the Transition Period, (c) the aggregate of all amounts paid to Seller, Cel Corp, Goodyear or to any other Affiliate of Seller during the Transition Period which were specifically authorized in writing by Purchaser or Plains prior to the payment thereof; plus

                (vii) a negative number equal to the aggregate amount, if any, of all Liabilities that existed (not theretofore having been paid or otherwise eliminated) at December 31, 1997 and were not recorded on the Statement of Net Assets Sold, to the extent that such Liabilities were required to be recorded thereon by GAAP and the Celeron Accounting Practices (it being understood that the reasonable determination of the Celeron Companies regarding the recording or reserving for contingent and unliquidated liabilities shall be binding, absent manifest error), but only such Liabilities in excess of $500,000; plus

                (viii) a negative number equal to the aggregate amount, if any, of all Liabilities incurred during the Transition Period, other than all Ordinary Course Liabilities, Permitted Debt, Permitted Payments and accruals for, or payables in respect of, Permitted Transactions, incurred during the Transition Period, but only to the extent such Liabilities exceed $1,000,000 in the aggregate; plus

                (ix) a positive number equal to the aggregate Liquidation Value, if any, of all Rejected Assets, if any.

        SECTION 2.4 POST-CLOSING PRICE ADJUSTMENTS. (a) As promptly as possible, but in any event within forty-five (45) days after the Closing Date, Seller shall prepare and deliver to Purchaser an unaudited consolidated statement of net assets sold and transactions effected during the Transition Period, together with appropriate notes and supporting schedules, for the Celeron Companies as at the Closing Date (the "Preliminary Closing Statement"). Subject to any exceptions stated in Schedule 2.4 to this Agreement, the Preliminary Closing Statement shall be prepared using data obtained from the regularly maintained books and records of the Celeron Companies and on a basis consistent with the Celeron Accounting Practices and the principles, procedures and assumptions used in the preparation of the Statement of Net Assets Sold.

        (b) The Preliminary Closing Statement shall become final and binding upon Purchaser and Seller on the tenth (10th) business day following the delivery thereof to Purchaser, unless prior to such tenth (10th) business day Purchaser shall deliver to Seller a written notice of their disagreement with the contents of the Preliminary Closing Statement, together with the proposed changes thereto and the reason or reasons for such changes. If no objection to the Preliminary Closing Statement is made by Purchaser in accordance with the preceding sentence, then the Preliminary Closing Statement shall become the Closing Date Statement of Net Assets Sold. If Purchaser issues such notice of disagreement and Purchaser and Seller thereafter, within thirty (30) business days after the issuance of such notice by Purchaser, resolve all items in dispute in respect of the Preliminary Closing Statement, then a Closing Date Statement of Net Assets Sold reflecting such agreement shall be prepared and signed by Purchaser and Seller. If Purchaser and Seller are unable to resolve their disagreements relating to the Preliminary Closing Statement within said thirty (30) business day period, then Purchaser and Seller shall cause the disputed items in the Preliminary Closing Statement to be audited by Price Waterhouse LLP (which audit shall be conducted using, to the extent applicable, the Celeron Accounting Practices and other accounting policies and special calculation conventions established in conformance with the provisions of this Agreement). The fees and expenses of Price Waterhouse LLP shall be borne equally by Seller and Purchaser. The consolidated statement of net assets sold of the Celeron Companies as at the Closing Date, as audited by Price Waterhouse LLP, shall be the Closing Date Statement of Net Assets Sold.

        (c) Within ten (10) business days after Purchaser and Seller have each received or agreed to the Closing Date Statement of Net Assets Sold (the tenth business day being referred to herein as the "Settlement Date"), the Purchase Price shall be further adjusted to an amount which shall be the algebraic sum of:

          (i)  the Closing Price; plus

          (ii) a positive number equal to the aggregate amount, if any, by which the amounts determined pursuant to clauses (iii), (v) and (ix) of Section 2.3 of this Agreement were understated on the Closing Date Adjustments Certificate; plus

          (iii) a negative number equal to the aggregate amount, if any, by which the amounts determined pursuant to clauses (iii), (v) and (ix) of Section 2.3 of this Agreement were overstated on the Closing Date Adjustments Certificate; plus

          (iv) a negative number equal to the aggregate amount, if any, by which the amounts determined pursuant to clauses (iv), (vi) and (viii) of Section 2.3 of this Agreement were understated on the Closing Date Adjustments Certificate; plus

          (v) a positive number equal to the aggregate amount, if any, by which the amounts determined pursuant to clauses (iv), (vi) and (viii) of
          Section 2.3 of this Agreement were overstated on the Closing Date Adjustments Certificate.

        If the algebraic sum of clauses (i) through (v), inclusive, of this
 Section 2.4(c) exceeds the Closing Price, the amount of such excess (herein the "Added Settlement Price") shall be paid to Seller in cash on or prior to the Settlement Date. If the Closing Price exceeds the algebraic sums of clauses (i) through (v), inclusive, of this Section 2.4(c), the amount of such excess (herein the "Settlement Reduction Amount") shall be paid to Purchaser as provided at Section 2.5 of this Agreement on or prior to the Settlement Date.

        SECTION 2.5 TIME AND METHOD OF PAYMENTS. At the Closing, Purchaser shall pay to Seller the Closing Price (the "Closing Payment") in immediately available funds by the wire transfer thereof to such bank account in New York City as Seller shall designate to Purchaser in writing at least three business days prior to the Closing Date. On or prior to the Settlement Date, Purchaser shall pay to Seller the amount of the Added Settlement Price, if any, by wire transfer to the bank account designated by Seller at least three business days prior to the Settlement Date. Similarly, on or prior to the Settlement Date, Seller shall pay to Purchaser the amount of the Settlement Reduction Amount, if any, by wire transfer to the bank account designated by Purchaser at least three business days prior to the Settlement Date. Any amount not paid when due pursuant to this Article II shall bear interest from the date due (the Closing Date in the case of the Closing Price or the Settlement Date in the case of any Added Settlement Price or Settlement Reduction Amount due pursuant to Section
 2.4 of this Agreement) to the date of the payment thereof at the prime rate as announced by The Chase Manhattan Bank, New York, as such rate is in effect from time to time during such period, calculated based on the actual number of days elapsed based on a year of 365 days.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

  SECTION 3.1  REPRESENTATIONS AND WARRANTIES OF SELLER.

  Seller represents and warrants to Purchaser and Plains that:

        (a) Organization and Qualification of the Celeron Companies (i) AAPL is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. AAPL is duly qualified or licensed and in good standing as a foreign corporation in the State of California, the State of Arizona and the State of New Mexico. There is no other jurisdiction in which the nature of its business or operations requires such qualification or licensing where the failure to be so qualified or licensed would materially and adversely affect the business, operations, properties or assets or the financial condition of the Celeron Companies taken as a whole. The copies of the Articles of Incorporation and By-laws of AAPL, as amended to date, which have been delivered to Purchaser are complete and correct.

        (ii) CGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. CGC is duly qualified or licensed and in good standing as a foreign corporation in the State of California. There is no other jurisdiction in which the nature of its business or operations requires such qualification or licensing where the failure to be so qualified or licensed would materially and adversely affect the business, operations, properties or assets or the financial condition of the Celeron Companies taken as a whole. The copies of the Certificate of Incorporation and By-laws of CGC, as amended to date, which have been delivered to Purchaser are complete and correct.

        (iii) CT&T is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. CT&T is duly qualified or licensed and in good standing as a foreign corporation in the State of California, the State of Arizona, the State of Texas and the State of New Mexico. There is no other jurisdiction in which the nature of its business or operations requires such qualification or licensing where the failure to be so qualified or licensed would materially and adversely affect the business, operations, properties or assets or the financial condition of the Celeron Companies taken as a whole. The copies of the Certificate of Incorporation and By-laws of CT&T, as amended to date, which have been delivered to Purchaser are complete and correct.

        (b) Capitalization of the Celeron Companies. (i) The authorized capital stock of AAPL consists of 10,000 shares of common stock, having a par value of $1.00 per share ("AAPL Common Stock"), of which 1,100 shares of AAPL Common Stock are issued and outstanding (the "AAPL Shares"). All of the AAPL Shares are validly issued, fully paid and nonassessable. AAPL holds no shares of its capital stock as treasury shares. There are no existing outstanding subscriptions, options, warrants, rights, puts, calls or commitments or other agreements of any character relating to unissued shares of AAPL Common Stock, no outstanding securities or other instruments convertible into or exchangeable for shares of capital stock of AAPL and no commitments to issue such securities or instruments. Other than the AAPL Shares, there are no equity securities of AAPL outstanding.

        (ii) The authorized capital stock of CGC consists of 1,000 shares of common stock, having a par value of $1.00 per share ("CGC Common Stock"), of which 1,000 shares of CGC Common Stock are issued and outstanding (the "CGC Shares"). All of the CGC Shares are validly issued, fully paid and nonassessable. CGC holds no shares of its capital stock as treasury shares. There are no existing outstanding subscriptions, options, warrants, rights, puts, calls or commitments or other agreements of any character relating to unissued shares of CGC Common Stock, no outstanding securities or other instruments convertible into or exchangeable for shares of capital stock of CGC and no commitments to issue such securities or instruments. Other than the CGC Shares, there are no equity securities of CGC outstanding.

        (iii) The authorized capital stock of CT&T consists of 1,000 shares of common stock, having a par value of $1.00 per share ("CT&T Common Stock"), of which one (1) share of

 CT&T Common Stock is issued and outstanding (the "CT&T Share"). The CT&T Share is validly issued, fully paid and nonassessable. CT&T holds no shares of its capital stock as treasury shares. There are no existing outstanding subscriptions, options, warrants, rights, puts, calls or commitments or other agreements of any character relating to unissued shares of CT&T Common Stock, no outstanding securities or other instruments convertible into or exchangeable for shares of capital stock of CT&T Common Stock, and no commitments to issue such securities or instruments. Other than the CT&T Share, there are no equity securities of CT&T outstanding.

        (c) Organization and Authority of Seller; No Governmental Approvals Required. (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties and assets which it owns or holds under lease. Seller has the corporate power and authority to enter into this Agreement and the Related Agreements and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements by Seller, and the consummation of the transactions contemplated herein and therein by Seller, have been duly authorized by all necessary corporate action on the part of the Board of Directors of Seller and by the sole shareholder of Seller and no further corporate action on the part of Seller or the sole shareholder of Seller in respect of the approval of this Agreement, the Related Agreements, or the transactions contemplated hereby is required.

        (ii) Except as set forth in Part C of Schedule 3.1 to this Agreement, to the knowledge of Seller no authorization, consent or approval of, or filing with, any Governmental Body is required on the part of Seller or any of the Celeron Companies, in order to lawfully execute this Agreement or effect the consummation of the purchase and sale contemplated by this Agreement or for any other transaction contemplated hereby, except that such purchase and sale transaction requires appropriate filings, and the termination of the waiting period, under the HSR Act and the approval of the Public Utilities Commission of the State of California.

        (iii) Seller is a Wholly-Owned Subsidiary of Goodyear. No shareholder or other corporate proceeding on the part of Goodyear is necessary to authorize this Agreement and the Related Agreements and the purchase and sale contemplated thereby.

        (d) Validity of Agreement. This Agreement constitutes, and each Related Agreement and each of the other agreements, documents and instruments to be executed and delivered by Seller pursuant to this Agreement when executed and delivered by Seller will constitute, the legal, valid and binding obligation of Seller enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the discretion of any court before which any enforcement proceeding may be brought to deny or limit any remedy (including any claim for specific performance or indemnification) sought, and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity) and the discretion of the court. Except as may be set forth in Part D of Schedule 3.1 to this Agreement, the execution and delivery of this Agreement or any other document to be executed, delivered and performed in connection herewith, the undertaking of any actions on the part of Seller required to consummate the transactions contemplated by this Agreement, and the consummation of the transactions contemplated by this Agreement, will not: (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Seller, or of the governing instruments of the Celeron Companies, as each is amended and in effect on the date of this Agreement and on the Closing Date; (ii) to the knowledge of Seller or any Designated Celeron Officer, violate or conflict with any material provision of any law, rule or regulation to which Seller or any Celeron Company is subject; (iii) violate, or conflict with, any material order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, Governmental Body or arbitrator binding upon Seller or any Celeron Company or any of their respective properties and other assets;
 (iv) result in or constitute a breach of or a default under (or with notice or lapse of time or both result in a breach of or constitute a default under), or otherwise give any Person the right to terminate, any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Seller, any Affiliate of Seller or any Celeron Company is a party or by which Seller or any Celeron Company, or any of their respective properties, is bound or affected, (v) to the knowledge of Seller or any Designated Celeron Officer, result in or constitute a material breach of, or a material default under (or with notice or the lapse of time or both would result in a breach of or constitute a default under) any Contract, Lease, Pipeline Right-of-Way Agreement or license to which Seller or any Celeron Company is a party or by which any of them or any of their respective properties is bound or affected; or (vi) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties owned by the Celeron Companies, other than Permitted Liens or Permitted Encumbrances, arising through Seller or any Celeron Company.

        (e) Title to the Shares and the CGC Shares. Seller is the owner, beneficially and of record, of all the Shares, free and clear of all Liens other than Permitted Liens and Permitted Encumbrances. AAPL is the owner, beneficially and of record, of all of the CGC Shares, free and clear of all Liens other than Permitted Liens and Permitted Encumbrances. The Shares and the CGC Shares constitute all of the issued and outstanding capital stock of the Celeron Companies. At the Closing, Purchaser will receive good and merchantable title to the Shares, free and clear of all Liens, other than any Liens arising through, or by reason or as a result of actions taken by or on behalf of, Purchaser, Plains or any other Affiliate of Purchaser.

        (f) Subsidiaries. Except for CGC, AAPL does not own or control, or have any obligation to acquire, any equity interest in any corporation or partnership. Neither CGC nor CT&T own or control, or have any obligation to acquire, any equity interest in any corporation or partnership. Except as and to the extent disclosed in Part F of Schedule 3.1 to this Agreement, the Celeron Companies do not own or control, or have any obligation to acquire, any equity interest in any other business entity.

        (g) Condition of Rights-of-Way; Leases. Except as set forth at Part G of
 Schedule 3.1 to this Agreement: (1) The documents listed at (i) Part I of Exhibit F to this Agreement are all of the AAPL Right-of-Way Agreements for the AAPL Rights-of-Way, and (ii) Part II of Exhibit F to this Agreement are all of the CGC Right-of-Way Agreements for the CGC Rights-of-Way; (2) each Pipeline Right-of-Way Agreement is valid and in effect in accordance with its terms (except certain temporary permits which have expired in accordance with the terms thereof), (3) to the knowledge of Seller or any Designated Celeron Officer (i) neither AAPL nor CGC is in violation of any material term of any Pipeline Rights-of-Way Agreement, (ii) the All American System and the SJV System are installed only on the Pipeline Rights-of-Way, and (iii) the Pipeline Right-of-Way Agreements, each of which purports to be from the owner or owners of the land covered thereby and purports to grant (or have the effect of granting) to the applicable Celeron Company the right, easement, lease, permit or license to construct, operate and maintain the All American System or the SJV System, as the case may be, under or across such land, which, when appropriate, have been recorded, it being understood that Pipeline Rights-of-Way granted by Governmental Bodies have not been recorded; (4) there are no spatial gaps in the rights-of-way for the All American System or the SJV System as presently configured that could reasonably be expected to have a material adverse effect on the financial condition, or on business or operations as presently conducted, of the Celeron Companies, taken as a whole; (5) the Celeron Companies have not received from the owner of any land covered by a Pipeline Right-of-Way Agreement a written demand that the portion of the All American System or the SJV System, as the case may be, located on such owner's land be removed or relocated, or that all or any portion of such Right-of-Way Agreement be terminated, which demand has not been resolved and is currently and actively pending; and (6) each material Lease is valid and in effect in accordance with its terms and no Celeron Company is in default under any material term of any Lease.

        (h) Title to Properties. Except as set forth at Part H of Schedule 3.1 to this Agreement, each of the Celeron Companies has title to its properties as follows:

                (1) Good and marketable title to all of the Celeron Real Property, free of any Liens other than Permitted Liens and Permitted Encumbrances.

                (2) Good and merchantable title to the AAPL Equipment, the SJV Equipment, Linefill and any other tangible personal property owned by the Celeron Companies (other than Rights-of-Way and the Celeron Leased Property), free of any Liens other than Permitted Liens and Permitted Encumbrances.

                (3) Good title to all of the Current Assets, tangible or intangible, reflected in the Statement of Net Assets Sold as owned property, or purported to have been acquired after the date thereof and reflected as owned property in the Closing Date Statement of Net Assets Sold, free of any Liens other than Permitted Liens and Permitted Encumbrances.

        (i)  Indebtedness for Moneys Borrowed.  Except as set forth at Part I of
 Schedule 3.1 to this Agreement: (1) at the date hereof there are no promissory notes, mortgages, indentures or other agreements or instruments for or relating to any indebtedness for moneys borrowed (including purchase money obligations or capital lease obligations), whether incurred, assumed or guaranteed, by AAPL, CGC or CT&T, or to which any of their respective properties or assets will be subject other than the Prior Debt; and (2) immediately prior to the Closing there will be no promissory notes, mortgages, indentures or other agreements or instruments for or relating to any indebtedness for moneys borrowed (including purchase money obligations or capital lease obligations), whether incurred, assumed or guaranteed, by AAPL, CGC or CT&T, or to which any of their respective properties or assets will be subject, other than Permitted Debt.

  (j) Disclosure Schedule. Part J of Schedule 3.1 to this Agreement completely and accurately:

        (1) Lists at Subpart 1 all Contracts and all amendments thereto (except those listed in any other Schedule, or in any Appendix or Exhibit, to this Agreement) to which any of the Celeron Companies is a party affecting the assets, operations or financial condition of the Celeron Companies, other than (i) Right-of-Way Agreements; (ii) any Contract relating to the purchase, sale, storage, exchange or transportation of crude oil, natural gas or other hydrocarbons which will expire, is scheduled to expire, or is to be completely performed by the Celeron Companies, on or prior to June 30, 1998; or (iii) any Contract which by its terms is not expected to require, or may be terminated at any time without requiring, the Celeron Companies to pay more than $250,000 during the remaining term thereof.

        (2) Lists at Subpart 2 all Leases, other than Leases where both the lessee and the lessor are Celeron Companies.

        (3) Lists at Subpart 3 all material franchises, licenses, permits, certificates or other authorizations issued by any Governmental Body and other material Governmental Approvals which have been obtained by the Celeron Companies and are currently in effect.

        (4) Lists at Subpart 4 all tariff filings by AAPL which are currently in effect.

        (5) Lists of Subpart 5 of all New York Mercantile Exchange or over-the-counter future contracts.

        (6) Lists of Subpart 6 all waste disposal sites which have been utilized by any of the Celeron Companies.

     (k) Contractual Obligations. Except as disclosed at Part K of Schedule 3.1 to this Agreement none of the Celeron Companies is a party to any written or, to the knowledge of Seller or any Designated Celeron Officer, oral:

        (1) consulting agreement or contract for the employment (other than as may arise by operation of law) of any individual;

        (2)  contract with any labor union;

        (3) contract or other obligation (other than those listed at Part J of Schedule 3.1 to this Agreement) for the future sale, purchase, storage or transportation of crude oil providing for performance thereunder by any party thereto which expires or terminates after June 30, 1998;

        (4) guarantee of the debt or contractual obligation of any other Person; or

        (5) contract for the purchase of goods or services from, or to provide goods or services to, any Person which expires or terminates after June 30, 1998.

     (l) Intellectual Property. Part L of Schedule 3.1 to this Agreement accurately and correctly lists all United States and foreign (i) patents, patent rights and patent applications owned, controlled or, licensed by any of the Celeron Companies, (ii) trademarks, trade names, service marks, copyrights and applications and registrations therefor owned, controlled or licensed by any of the Celeron Companies and (iii) agreements granting any rights or interests under any patents, trademarks, trade names, service marks, copyrights, trade secrets, know-how, inventions or other similar intangible property either by or to any of the Celeron Companies. Except as set forth in Part L to Schedule 3.1 to this Agreement, to the knowledge of Seller or any Designated Celeron Officer, the Celeron Companies have all right, title and interest to such property shown on said Part L to Schedule 3.1 free of any liens and have the right to use such property without any known conflict with the rights of others and no other Person (other than Goodyear and its Subsidiaries) has the right to use any of such property; and no such property of any of the Celeron Companies, if any, has been declared invalid or is the subject of a pending action for cancellation or declaration of invalidity. Except as set forth in Part L of Schedule 3.1 to this Agreement; to the knowledge of Seller or any Designated Celeron Officer: (a) none of the Celeron Companies has received any notice to the effect that it is in violation or infringement of any such property of any other Person; and (b) neither Seller nor any of the Celeron Companies have received any notice of the violation or infringement by any Person of the rights of any of the Celeron Companies in and to such property. The Celeron Companies have no interest in or right to use any trademarks, trade names, service marks or copyrights which use or include the word "Goodyear", the "Winged Foot design", the word "Wingfoot" or any combination of any of them, which are not and shall not be deemed to be assets of the Celeron Companies, notwithstanding any provision of this Agreement, any other agreement (whether written or oral, express or implied) or the law.

        (m) Absence of Undisclosed Liabilities. Except for liabilities (i) disclosed or referred to in Part M of Schedule 3.1 to this Agreement or otherwise disclosed, described or referred to in the Statement of Net Assets Sold or in this Agreement or any Annex, Appendix, Exhibit or Schedule to this Agreement, or (ii) reflected or reserved for or against in the Closing Date Statement of Net Assets Sold, the Celeron Companies do not have liabilities of a nature that would be required to be recorded on, or disclosed in a note to, a consolidated balance sheet of the Celeron Companies prepared in accordance with GAAP, and consistent with the Celeron

 Accounting Practices, that would be material to the financial condition of the Celeron Companies taken as a whole.

        (n) Corporate Documents. The minute books of each of the Celeron Companies contain true and correct copies of all the proceedings, consents, actions and minutes of each meeting of the shareholders and of the Boards of Directors and each committee thereof of each of the Celeron Companies. The stock transfer books of the Celeron Companies are true and complete and reflect all transfers of shares of the capital stock of the Celeron Companies.

        (o) Contract Consents. Except for Governmental Approvals and except as listed at Part O of Schedule 3.1 to this Agreement, to the knowledge of Seller or any Designated Celeron Officer, no consent, approval or authorization of, or notification to, any Person is required in order to prevent the termination or cancellation of, any material change in the terms of, or the default or acceleration of any material Contract, material Lease or any Pipeline Right-of-Way, or the imposition of a new Lien (other than a Permitted Lien) or encumbrance (other than a Permitted Encumbrance) on any Pipeline Right-of-Way or Celeron Asset, as a result of execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, by Seller.

        (p) Banking Arrangements. Part P of Schedule 3.1 to this Agreement lists
 (i) the name of each bank and other financial institution and each commodities broker with which any of the Celeron Companies has an account of any type or a safe deposit box and the numbers of such accounts and safe deposit boxes and
 (ii) the names of all persons having authorization to draw thereon or having access thereto.

        (q) Litigation. Except as set forth in Part Q of Schedule 3.1 to this Agreement, there are no claims, actions, suits or other legal proceedings (including administrative proceedings) pending or, to the knowledge of Seller or any Designated Celeron Officer, threatened against any of the Celeron Companies. All injunctions, decrees, orders and final judgments of any court or material decrees or orders of any Governmental Body currently in effect to which any of the Celeron Companies are subject are listed at Part Q of Schedule
 3.1 to this Agreement.

        (r) Compliance with Laws and Regulations. Except as set forth in Part R of Schedule 3.1 to this Agreement and except with respect to any Environmental
 Law:

          (1) None of the Celeron Companies has received notice of any violation of, and to the knowledge of Seller or any Designated Celeron Officer none of the Celeron Companies is in violation of, any material provision of any law, regulation, rule, ordinance, order or decree relating to it, the All American System or the SJV System which remains uncured or has not been withdrawn, canceled or dismissed, except for violations which are not reasonably likely to have a material adverse affect on the financial condition, business or operations of the Celeron Companies taken as a whole.

          (2) To the knowledge of Seller or any Designated Celeron Officer, each of the Celeron Companies has all franchises, licenses, permits, certificates and other governmental approvals necessary to enable it to carry on its business as presently conducted; except that no representation or warranty is made with respect to tariffs of the All American System on file with the FERC or the Cal PUC or with respect to compliance by the Celeron Companies with the laws administered, and the rules and regulations promulgated, by the FERC or the Cal PUC.

          (3) To the knowledge of any Designated Celeron Officer, all tariffs filed (and not withdrawn, amended or superceded by subsequent or supplemental filing) by AAPL with the FERC or the Cal PUC in respect of the All American System are believed not to be in conflict with the rules and regulations of the FERC or the Cal PUC, as the case may be.

        (s) No Condemnation. Except as set forth at Part S of Schedule 3.1, no Celeron Real Property is the subject of any condemnation or eminent domain proceeding by any Governmental Body nor, to the knowledge of Seller or any Designated Celeron Officer, has any such condemnation or taking by eminent domain been proposed.

        (t) Employee Benefit Plans; ERISA. The representations and warranties of Seller set forth in the Employee Agreement are, or at the Closing will be, true and correct and are incorporated herein by reference.

        (u) Environmental Matters. Except as listed at Part U of Schedule 3.1 to this Agreement or listed, described or otherwise disclosed in the Environmental Assessment Report or the Phase II Study, to the knowledge of Seller or any Designated Celeron Officer: (1) none of the Celeron Companies is the current subject of any enforcement proceeding under any Federal, State of California, State of Arizona, State of New Mexico, State of Texas or local Environmental Law; (2) the Celeron Companies have made all required disclosures under applicable Environmental Laws; (3) except for releases and discharges authorized under a Government Approval, no disposal, release, spill or leakage of Hazardous Materials, petroleum or other solid or liquid wastes to the soil or surface or ground water has occurred on any Celeron Real Property during the period owned by any of the Celeron Companies, or on any Pipeline Right-of-Way or Celeron Leased Property during the period any of the Celeron Companies has held such Pipeline Right-of-Way or been in possession of such Celeron Leased Property, which has not been reported (if such report is required by applicable law) and remediated as required by applicable Environmental Laws in effect at the date of this Agreement; and (4) except for releases and discharges authorized under a Government Approval, no release, spill, leakage or migration of Hazardous Materials, petroleum or other solid or liquid wastes has occurred as a result of the operations of the Celeron Companies onto, under or upon the property of any Person (other than property owned, leased or used by the Celeron Companies, including the Celeron Rights-of-Way) which has not been reported, if reporting of such event is required by applicable law, and remediated as required by applicable Environmental Laws in effect at the date of this Agreement. Seller and each of the Celeron Companies have made available to Purchaser and Plains all documents, files and records in their possession, or in the possession of any environmental consultant retained by the Celeron Companies, Seller or Goodyear, relating to the environmental condition of the All American System and the SJV System, including bills of lading or other instruments relating to the disposal of waste materials generated at any of the properties owned or operated by the Celeron Companies. As used in this Section 3.1(u), the phrase "to the knowledge of Seller or any Designated Celeron Officer" shall mean to the actual knowledge of Bruce K Murchison, Michael J Latiolais, Jordan Janak, or Kevin Strege.

        (v) Contracts; No Material Defaults. Except as set forth at Part V of
 Schedule 3.1 to this Agreement, no event or condition has occurred, or to the knowledge of Seller or any Designated Celeron Officer is alleged to have occurred, which constitutes a material breach or default by a Celeron Company under any Contract, except for breaches and defaults which in the aggregate will not materially and adversely affect the financial condition, business or operations of the Celeron Companies taken as a whole. To the knowledge of Seller or any Designated Celeron Officer, no notice has been received by any Celeron Company claiming any material breach or default by any of the Celeron Companies under any material Contract. To the knowledge of Seller or any Designated Celeron Officer (having made no inquiry regarding the status of any Contract), no event or condition has occurred which constitutes a material breach or default under any Contract on the part of any counterparty thereto.

        (w) Receivables. Except as set forth at Part W of Schedule 3.1 to this Agreement, all accounts receivable included on the Statement of Net Assets Sold are, and all accounts receivable on the Closing Date Statement of Net Assets Sold will qualify at such time as, Accounts Receivable and will be, valid obligations of the account obligors thereunder, will have arisen out of transactions entered into in the ordinary course of business and each is or will be included in the Statement of Net Assets Sold and the Closing Date Statement of Net Assets Sold, as the case may be, at its par or face amount (on a net basis in accordance with GAAP, with the gross face amount stated at Note 3 thereto). The Accounts Receivable included in the Closing Date Statement of Net Assets Sold will not be past due by more than 60 days at the Closing Date.

        (x) Brokers. No broker, agent, finder or investment banker is entitled to receive from Purchaser, or from the Celeron Companies, any brokerage or finder's fee or other commission in respect of any of the transactions contemplated by this Agreement based on any agreement, arrangement or understanding made by or on behalf of Seller or Goodyear.

        (y) Officers and Directors. Part Y of Schedule 3.1 to this Agreement lists the officers and directors of each of the Celeron Companies and each unrevoked power of attorney, if any, granted by them pursuant to which any other individual has equivalent authority.

        (z) Certain Regulations. Seller is not a non-resident alien or foreign corporation (as those terms are defined in the Code). Neither Seller nor any Celeron Company is a "public-utility company" or a "holding company", or a "Subsidiary Company" of a "holding company", or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or is otherwise subject to regulation under or the restrictions of such act. Neither Seller nor any Celeron Company is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is otherwise subject to regulation under or the restrictions of such act.

        (aa) Absence of Unusual Liabilities or Expenses. During the period beginning January 1, 1998 and ending on the date of this Agreement, the Celeron Companies have not incurred any Liabilities (other than Ordinary Course Liabilities and Liabilities arising out of Permitted Debt, Permitted Payments, Permitted Transactions, Dividends or Capital Distributions) in excess of $500,000 in the aggregate.

        (bb) Linefill and Inventory Barrels. At December 31, 1997, Linefill consisted of at least 4,709,821 barrels of crude oil having various properties and Inventory consisted of at least 183,780 barrels of crude oil having various properties.

SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PLAINS. Each of Purchaser and Plains represents and warrants to Seller that:

        (a) Organization and Qualification of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Purchaser is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which it owns or leases any facility or properties or in which the nature of its business or operations requires such qualification or licensing where the failure to be so qualified or licensed would have a material adverse affect on the business, operations, properties or assets or the financial condition of Purchaser. [Prior to the Closing, Purchaser will qualify as a foreign corporation, and maintain good standing as a foreign corporation, in the State of Texas.] The copies of the Certificate of Incorporation and By-Laws of Purchaser delivered to Seller are true, complete and correct.

        (b) Corporate Authority. Purchaser has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Related Agreements and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements by Purchaser, and the performance of the transactions contemplated herein and therein on the part of Purchaser, have been duly authorized by all necessary corporate actions on the part of Purchaser and each shareholder of Purchaser and no further corporate action on the part of Purchaser or any shareholder of Purchaser in respect of the approval of this Agreement, the Related Agreements or the transactions contemplated hereby is required.

        (c) No Violation; Consents and Approvals. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Purchaser with any of the provisions hereof will: (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of the Purchaser or the Certificate or

 Articles of Incorporation of any shareholder of Purchaser; or (ii) violate or conflict with the provisions of any statute, law, rule, regulation, permit, order or certificate or of any writ, judgment, stipulation, injunction, decree, determination, award or other decision of any court, government, governmental agency or arbitrator binding upon Purchaser or any of its properties and assets or any Affiliate or any of its properties and assets. Except as set forth at Part C of Schedule 3.2 to this Agreement, no consent by, approval of or filing with any Governmental Body is required in connection with the execution and delivery by Purchaser of the Agreement or the consummation by Purchaser of the transactions contemplated herein.

        (d) Valid and Binding Obligations. This Agreement constitutes, and each Related Agreement and each of the other agreements, documents and instruments to be executed by Purchaser and delivered to Seller or Goodyear, or both of them, pursuant to this Agreement, when so executed and delivered will constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the discretion of any court before which any enforcement proceeding may be brought to deny or limit any remedy (including any claim for specific performance or indemnification) sought, and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity) and subject to the discretion of the court. The execution and delivery of this Agreement, the Related Agreements and any other document to be executed, delivered and performed in connection herewith, the undertaking of any actions on the part of Purchaser required to consummate the transactions contemplated by this Agreement will not: (i) violate or conflict with any provision of the constituent instruments of the Purchaser, as each is amended and in effect on the due date of this Agreement and on the Closing Date; (ii) violate or conflict with any provision of any law, rule or regulation to which Purchaser is subject; (iii) violate or conflict with any order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court or Governmental Body, domestic or foreign, or arbitrator binding upon Purchaser, its Affiliates or their respective properties and assets; (iv) result in or constitute a breach of, or a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or otherwise give any person the right to terminate (x) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Purchaser of any of its Affiliates is a party or by which Purchaser or any of its Affiliates, or any of their respective properties, is bound or affected, or (y) any material lease, license, contract or other agreement or instrument to which Purchaser or any of its Affiliates is a party or by which any of them or any of their respective properties is bound of affected; or (v) except as set forth at Part D of
 Schedule 3.2 to this Agreement, result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now or hereafter owned by Purchaser, any of its Affiliates or any of the Celeron Companies.

        (e) Organization and Qualification of Plains. Plains is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Plains is duly qualified or licensed and in good standing as a foreign corporation in Texas and in each other jurisdiction in which it owns or leases any facility or properties or in which the nature of its business or operations requires such qualification or licensing where the failure to be so qualified or licensed would have a material adverse affect on the business, operations, properties or assets or the financial condition of Plains. The copies of the Certificate of Incorporation and By-Laws of Plains delivered to Seller are true, complete and correct.

        (f) Corporate Authority. Plains has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Related Agreements and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements by Plains, and the performance of the transactions contemplated herein and therein on the part of Plains, have been duly authorized by all necessary corporate actions on the part of Plains and no further corporate action on the part of Plains or any shareholder or the shareholders of Plains in respect of the approval of this Agreement, the Related Agreements or the transactions contemplated hereby is required.

        (g) No Violation; Consents and Approvals. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Plains with any of the provisions hereof will: (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of the Plains; or (ii) violate or conflict with the provisions of any statute, law, rule, regulation, permit, order or certificate or of any writ, judgment, stipulation, injunction, decree, determination, award or other decision of any court, government, governmental agency or arbitrator binding upon Plains or any of its properties and assets or any Affiliate or any of its properties and assets. Except as set forth at Part C of Schedule 3.2 to this Agreement, no consent by, approval of or filing with any Governmental Body is required in connection with the execution and delivery by Plains of the Agreement or the consummation by Plains of the transactions contemplated herein.

(h) Valid and Binding Obligations. This Agreement constitutes, and each Related Agreement and each of the other agreements, documents and instruments to be executed by Plains and delivered to Seller or Goodyear, or both of them, pursuant to this Agreement, when so executed and delivered will constitute, the legal, valid and binding obligations of Plains, enforceable against Plains in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the discretion of any court before which any enforcement proceeding may be brought to deny or limit any remedy (including any claim for specific performance or indemnification) sought, and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity) and subject to the discretion of the court. The execution and delivery of this Agreement, the Related Agreements and any other document to be executed, delivered and performed in connection herewith, the undertaking of any actions on the part of Plains required to consummate the transactions contemplated by this Agreement will not: (i) violate or conflict with any provision of the constituent instruments of the Plains, as each is amended and in effect on the due date of this Agreement and on the Closing Date; (ii) violate or conflict with any provision of any law, rule or regulation to which Plains is subject; (iii) violate or conflict with any order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court or Governmental Body, domestic or foreign, or arbitrator binding upon Plains, its Affiliates or their respective properties and assets; (iv) result in or constitute a breach of, or a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or otherwise give any person the right to terminate (x) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Plains of any of its Affiliates is a party or by which Plains or any of its Affiliates, or any of their respective properties, is bound or affected, or (y) any material lease, license, contract or other agreement or instrument to which Plains or any of its Affiliates is a party or by which any of them or any of their respective properties is bound of affected; or (v) except as set forth at Part H of Schedule 3.2 to this Agreement, result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now or hereafter owned by Plains, any of its Affiliates or any of the Celeron Companies.

        (i) Purchase for Investment. Purchaser is acquiring the Shares solely for its own account as an investment and not with a view to any distribution or resale thereof within the meaning of such terms under the Securities Act of 1933, as amended. Neither Purchaser nor Plains, nor any of their respect Affiliates, will effect any disposition of the Shares in violation of United States Federal or any state securities or similar laws or in a manner which could subject Seller or any of its Affiliates (including Goodyear) or any of their respective directors, officers, employees or agents to any liability or sanction under any law.

        (j) Brokers. No broker, agent, finder or investment banker is entitled to receive from Seller or any Affiliate of Seller, or from any Celeron Company, any brokerage or finder's fee or other commission in respect of any of the transactions contemplated by this Agreement based on any agreement, arrangement or understanding made by or on behalf of Purchaser and/or Plains.

        (k) No Adverse Information. At the date of this Agreement neither Purchaser nor Plains has, and except as may be specified by Purchaser or Plains in a written notice delivered to Seller prior to the Closing, neither Purchaser nor Plains will, at the Effective Time, have, no knowledge of any material breach by Seller of its covenants, agreements or representations and warranties contained in this Agreement or any Related Agreement. As used in this Section 3.2(g), Purchaser and/or Plains shall be deemed to have knowledge of a material breach if Greg L. Armstrong, Harry N. Pefanis or Troy Valenzuela have knowledge of facts or circumstances that would constitute the basis for such material breach.

        (l) Certain Regulations. Neither Purchaser nor Plains, nor any of their respective Subsidiaries or Affiliates, is a non-resident alien or foreign corporation (as those terms are defined in the Code). Neither Purchaser nor Plains, nor any of their respective Subsidiaries or Affiliates is a "public-utility company" or a "holding company", or a "Subsidiary Company" of a "holding company", or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or is otherwise subject to regulation under or the restrictions of such act. Neither Purchaser nor Plains, nor any of their respective

 Subsidiaries or Affiliates is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is otherwise subject to regulation under or the restrictions of such act.

        (m) Other Matters. The capital structure of Purchaser is as set forth at Part M of Schedule 3.2 to this Agreement, the Purchaser has all financial resources necessary to perform its obligations under, and to complete the transactions contemplated by, this Agreement; except as set forth at Part M of
 Schedule 3.2 to this Agreement, the Purchaser has no obligations, commitments or liabilities, other than pursuant to this Agreement.

  SECTION 3.3  SPECIAL REPRESENTATIONS OF PURCHASER AND PLAINS.

        (a) Access to Information; Acknowledgement of Disclaimers. Each of Purchaser and Plains acknowledges that, prior to the execution of this Agreement, it has been afforded the opportunity to inspect the businesses and assets of the Celeron Companies and has been afforded access to all information relating to the Celeron Companies and their businesses and assets in the possession of the Celeron Companies or Seller. Each of Purchaser and Plains further acknowledges that, except as expressly provided in Article III, Seller and Goodyear and their respective officers, directors, employees, representatives and agents have made no (and Seller, Goodyear and their respective officers, directors, employes, representatives and agents hereby disclaim any) representation or warranties as to the accuracy or completeness of such information, as to rights and titles of the Celeron Companies to, or the condition of, any of the Celeron Assets, any of the Celeron Rights-of-Way, any Celeron Leased Property, or any of their other properties, assets, rights or interests, or as to any other information, data or other materials (written or oral) furnished to Purchaser or Plains or any of their respective Affiliates, or any of their respective employees, representatives or agents, by or on behalf of Seller or Goodyear.

        (b) Celeron Assets etc. As-Is, With All Faults. Seller will sell the Shares on the basis that the Celeron Assets, the Celeron Rights-of-Way, the Linefill, the Celeron Leased Property and the Current Assets are as-is, where-is and with all faults. Except as expressly set forth in Section 3.1 of this
Agreement: (i) neither Seller nor any Affiliate of Seller has made or makes any representation or express or implied warranties of any nature whatsoever with respect to the Celeron Assets or the Current Assets, the Celeron Rights-of-Way, the other assets or any other properties, rights, interests (including the Celeron Leased Property), liabilities or obligations of the Celeron Companies; and (ii) neither Seller nor any Affiliate of Seller has made or makes any warranty or representations, express or implied, as to the accuracy or completeness of any data, information or materials heretofore or hereafter furnished to Purchaser and/or Plains in connection with the purchase of the Shares and that any reliance thereon shall be at the sole risk of Purchaser and Plains. Each of Purchaser and Plains expressly waives the benefits and provisions of any applicable commercial or consumer protective statutes as and to the extent that such provisions relate to the Shares or to the portions of the Celeron Assets, Celeron Rights-of-Way or other properties and assets (and, if applicable, Liabilities and obligations) of the Celeron Companies located within each jurisdiction.

                                  ARTICLE IV

                CERTAIN OBLIGATIONS OF PARTIES PRIOR TO CLOSING

        SECTION 4.1 CONSENTS. Purchaser, Plains and Seller will each use reasonable efforts in good faith to obtain, prior to the Closing Date, any consent or approval of any Person required for the consummation of the transactions contemplated by this Agreement; provided, however, that neither Purchaser nor Plains, on the one hand, nor Seller, on the other hand, shall be required or have any obligation to (i) pay or otherwise provide any consideration, or to incur any cost or expense (other than costs incident to the making of necessary requests and responding to requests and inquiries, such as postage, telephone, preparation of documents and the like) or any contractual obligation, to obtain any such consent or approval, or (ii) make any concession or agreement that could reasonably be expected to materially and adversely affect the financial condition, business or operations of Plains, Seller or any of the Celeron Companies.

        SECTION 4.2 CONDUCT OF CELERON OPERATIONS. Except as otherwise contemplated in this Agreement, Seller will not, prior to the Closing, permit, without the written consent of Purchaser, any Celeron Company to:

     (a) increase the rate or form of compensation payable to any employee or increase any employee benefits, except increases in compensation and benefit changes made in the ordinary course of business or in accordance with established policies or past practice;

     (b) dispose of (without replacing) any Celeron Asset (other than Inventory or Linefill disposed of in the ordinary course of business for which fair value is received);

     (c) amend its Articles or Certificate of Incorporation or By-laws other than in connection with the declaration and payments of Dividends or Capital Distributions;

     (d) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for monies borrowed, other than Permitted Debt, or obligations for the deferred purchase price of property (other than (i) obligations to pay for property purchased on open account under the vendor's then generally offered terms of sale and (ii) purchases of goods and services under existing contracts) owed to any Person (other than to Goodyear or any of its Subsidiaries), or make any loan or advance to, or any investment in, any Person;

     (e) file any motions, orders, briefs, settlement agreements or other papers in any proceeding before any court or any Governmental Body or any arbitrators, except with respect to pending proceedings where positions advanced are substantially consistent with previous positions or where the failure to so file might, in the opinion of counsel to the Celeron Companies, Seller or Goodyear, prejudice a favorable outcome in any such proceeding;

     (f) issue any securities relating to its capital stock; grant, or enter into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to its capital stock;

     (g) maintain its books of account other than in the usual, regular and ordinary manner in accordance with the Celeron Accounting Practices consistent with the principles, procedures and assumptions used in the preparation of the Statement of Net Assets Sold or make any change in the Celeron Accounting Practices or in any of its other accounting methods or practices;

     (h) enter into any consulting agreement with any Person which cannot be terminated within 90 days by the Celeron Company that is a party thereto without further payment of any kind, including any severance or termination payment (other than as may arise by operation of law) or which provides for compensation to such Person in excess of $100,000 during such 90 day period;

     (i) enter into any contract or other obligation (i) for the purchase and sale of crude oil for any period ending after July 31, 1998, or (ii) for the purchase of goods or services from any Person which expires or terminates after June 30, 1998 requiring the expenditure of more than $500,000;

     (j) surrender without adequate consideration any Celeron Asset to any Person other than the payment of a Dividend or in connection with the making of a Capital Distribution permitted by Subsection (l) of this
     Section 4.2;

     (k) make, or commit to make, capital expenditures exceeding an aggregate of $500,000, other than for (i) Expenditures for Capital Projects, (ii) expenditures necessary to comply with the requirements of any applicable law or the rules, regulations or orders of any Governmental Body (and of which expenditures, to the extent such expenditures exceed $100,000 in the aggregate, Purchaser and Plains will be apprised, but without any requirement to obtain the approval of Purchaser or Plains or to so apprise Purchaser or Plains prior to making such expenditures), or (iii) expenditures for emergency repairs (and of which expenditures, to the extent such expenditures exceed $100,000 in the aggregate, Purchaser and Plains will be apprised, but without any requirement to obtain the approval of Purchaser or Plains or to apprise Purchaser or Plains of such emergency repair prior to making such expenditures);

     (l) issue, sell, purchase or redeem any shares of its capital stock; subdivide or in any way reclassify its capital stock; pay Dividends or make any Capital Distributions in excess of an aggregate of $25,104,000;

     (m) other than the issuance or guarantee of Permitted Debt, issue or become obligated with respect to any notes, debentures, bonds or other debt securities by any Celeron Company or as the guarantor of the debt or contractual obligation of any other Person

     (other than another Celeron Company); or

     (n) incur, pay, discharge, settle or otherwise satisfy any claims, liabilities or expenses which exceed $500,000 in the aggregate other than Ordinary Course Liabilities.

     (o) make any binding contractual commitment to take any action prohibited by this Section 4.2.

 Any breach of Subsections (a) through (m), inclusive, or Subsection (o) of this
 Section 4.2 shall constitute a breach of the covenant set forth therein notwithstanding that the Liability resulting from such breach is an Ordinary Course Liability.

        SECTION 4.3 MAINTAIN ASSETS. Prior to the Closing Date, Seller shall cause the Celeron Companies to operate the All American System and the SJV System and maintain the Celeron Assets and the Pipeline Rights-of-Way in accordance with past practices and to use reasonable efforts to preserve the goodwill of its suppliers, employees and customers.

        SECTION 4.4   HSR ACT AND OTHER GOVERNMENTAL FILINGS.

        (a) Seller and Purchaser will each promptly file, or cause to be filed, a Notification and Report under the HSR Act relating to the purchase and sale of the Celeron Companies contemplated by this Agreement with the United States Department of Justice and the Federal Trade Commission and promptly respond to governmental requests or inquiries.

        (b) Seller will promptly make, or cause to be made, any filings required to be made by Seller or the Celeron Companies in connection with the purchase and sale of the Celeron Companies contemplated by this Agreement under any other applicable law or regulation, and will promptly respond to any governmental requests or inquiries relating to such filings to the extent it is required to do so.

        (c) Purchaser and Plains will each promptly make any filings required to be made by Purchaser and/or Plains in order to complete the purchase and sale of the Celeron Companies contemplated by this Agreement under any other applicable law or regulation, and will promptly respond to any governmental requests or inquiries relating to such filings to the extent it is required to do so.

        SECTION 4.5 EMPLOYEE RELATIONS MATTERS. At the date hereof and at all times prior to the Closing Date, each Person employed by the Celeron Companies is and will be an "employee" of Cel Corp. Pursuant to the Service Agreements, Cel Corp provides various services to the Celeron Companies, including employment services. The Persons employed by the Celeron Companies in their operations (each an employee of Cel Corp) at March 15, 1998 are listed at Appendix F to this Agreement. At the Effective Time, each of the Persons listed at Appendix F will cease to be an "employee" of Cel Corp and will become an "employee" of one of the Celeron Companies. The covenants, agreements, representations and warranties of

 Seller, Purchaser, Plains, Cel Corp and the Celeron Companies relating to benefit plans, ERISA compliance and other employee relations matters are set forth in the Employee Agreement.

        SECTION 4.6 RIGHT TO INVESTIGATE. After the date hereof, Seller shall afford to representatives of Purchaser and Plains, and representatives of ING (U.S.) Capital Corporation reasonable access, during normal working hours, to the Celeron Assets, the Pipeline Rights-of-Way, the offices and other locations of the Celeron Companies, the Records and any other books and records of the Celeron Companies (which Purchaser may copy at its own expense), and shall be entitled during regular business hours and on a reasonable basis to communicate with the employees of the Celeron Companies and with the appropriate representatives of Price Waterhouse LLP, the independent accountants for Seller and each of the Celeron Companies, and the appropriate representatives of ENSR, to the extent such access is available to Seller (or to Goodyear) and relates to the Celeron Companies or the Celeron Assets or the Pipeline Rights-of-Way, in order that Purchaser and/or Plains may have an opportunity to make such investigations as it may reasonably desire of the assets, liabilities, businesses, operations and affairs of the Celeron Companies. In the event of termination of this Agreement prior to the consummation of the purchase and sale of the Shares as contemplated hereby, Purchaser and Plains shall deliver to Seller all documents, work papers and other materials obtained by Purchaser or Plains, or on behalf of Purchaser or Plains, from the Celeron Companies, Seller or any Affiliate of Seller and from Price Waterhouse LLP, ENSR, or any consultant or legal, financial or other advisor to or for Seller, Goodyear, any Celeron Company or any other Affiliate of Seller, together with any and all copies thereof so obtained or made on behalf of Purchaser and/or Plains, whether so obtained or made before or after the execution of this Agreement, and shall not disclose to any third party or itself use, directly or indirectly, or through any Affiliate, any information so obtained or otherwise obtained in connection herewith, and, except or as required by a court order or by law, shall keep all such information confidential, except for such information lawfully obtained from others and except to the extent that such information is then in the public domain (provided that neither Purchaser nor Plains was responsible for such information entering the public domain without the consent of Seller or Goodyear) or becomes publicly known without a breach of confidentiality.

        SECTION 4.7 SATISFACTION OF CONDITIONS. (a) Seller shall use reasonable efforts in good faith to cause all conditions precedent to Purchaser's obligations hereunder to be satisfied on or before the Closing Date; provided, however, that Seller shall not be required to (i) take any action to satisfy, or otherwise with respect to, the conditions precedent set forth at Section 6.1(c) or Section 6.1(e) of this Agreement, (ii) to take any action to satisfy, or otherwise with respect to, the conditions precedent set forth at Section 6.1(h) or Section 6.1(i) of this Agreement, except to the extent provided at Sections 4.1 and 4.4 of this Agreement, or (iii) to take any action that is not required to be taken by this Agreement.

        (b) Each of Purchaser and Plains shall use reasonable efforts in good faith to cause all conditions precedent to the obligations of Seller hereunder to be satisfied on or before the Closing Date.

        (c) From the date of this Agreement to the Closing Date, Seller will promptly notify Purchaser and Plains of the occurrence of any event or the existence of any fact or circumstance of which it has actual knowledge that could reasonably be expected to cause any of the conditions in Section 6.1 of this Agreement not to be satisfied by September 30, 1998.

        (d) From the date of the Agreement to the Closing Date, Purchaser and Plains will each promptly notify Seller of the occurrence of any event or the existence of any fact or circumstance of which either of them has actual knowledge that could reasonably be expected to cause any of the conditions in
 Section 6.2 of the Agreement not to be satisfied by September 30, 1998.

        SECTION 4.8 CONSULTATION WITH PURCHASER. From the date of this Agreement through the Closing Date, Seller shall cause each of the Celeron Companies to consult with Purchaser prior to entering into, amending or terminating any material Contract, Lease or other agreement having effect more than one year after the Closing Date, or amending or terminating any material provision of any tariff filed with the FERC or the Cal PUC, and to obtain Purchaser's consent to take such action, which consent shall not be unreasonably withheld; provided, however, that the matters described in Schedule 4.8 have been approved by Purchaser. Any breach of this Section 4.8 shall constitute a breach of the covenants set forth in this Section 4.8 notwithstanding that the Liability resulting from such breach is an Ordinary Course Liability.

        SECTION 4.9 RELATED AGREEMENTS. At or prior to the Closing, Purchaser and Seller will enter into, and, if applicable, cause their respective Subsidiaries and Affiliates to enter into, each of the Related Agreements. Plains agrees that it will enter into and be a party to the Tax Agreement, the Employee Agreement and the Indemnification Adoption Agreement.


                                   ARTICLE V

                      ADDITIONAL COVENANTS AND AGREEMENTS

        SECTION 5.1 TAX MATTERS; SECTION 338(h)(10) ELECTION. The obligations of Seller and Purchaser and Plains with respect to certain Tax matters are set forth in the Tax Agreement, the form of which is set forth at Exhibit P to this Agreement. As provided for in the form of Tax Agreement, Seller and Purchaser and Plains shall make, or cause to be made by their respective Affiliated Groups, a joint election under Sections 338(h)(10) of the Code and a similar election under all applicable state income tax laws for each of the Celeron Companies with respect to the sale of the Shares by Seller to Purchaser, and the purchase of the Shares by Purchaser from Seller, as contemplated herein (collectively herein, the "Section 338(h)(10) Elections"). The Purchase Price shall be allocated among the assets of the Celeron Companies as provided at Exhibit J.

        SECTION 5.2 PUBLICITY. For a period of one year after the date of this Agreement, Seller and Purchaser and Plains shall consult and coordinate, and shall cause their respective

 Affiliates to consult and coordinate, with each other with respect to any press release or other publicity or announcement concerning this Agreement or any of the transactions contemplated hereunder or under the Related Agreements by Seller or Purchaser and Plains or any of their respective Affiliates, except that such consultation and coordination shall not be required with respect to such announcements or filings as may be required by applicable law or the applicable rules or regulations of any Governmental Body or securities exchange.

        SECTION 5.3 CONFIDENTIALITY. Unless prior to the Closing this Agreement is terminated in accordance with Section 9.2 of this Agreement, Seller shall, for a period of one year after the Closing, keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisers) or use (except (i) in connection with preparing Tax returns, (ii) conducting proceedings relating to Taxes, (iii) as may be necessary or required in connection with any outstanding agreement or commitment, (iv) in the conduct of legal proceeding, and (v) as otherwise required by applicable law) any non-public information relating to the Celeron Companies. Prior to the Closing, the provisions of that certain letter Confidentiality Agreement dated June 19, 1997 between Purchaser and Goodyear shall remain in full force and effect. Prior to the Closing, and for a period of one year after the Closing (or, if this Agreement is terminated prior to the Closing, for a period of five years after the termination of this Agreement), neither Purchaser nor any of its Affiliates, nor any of their respective directors, officers, employees, agents or advisors, shall disclose or provide any information concerning this Agreement or any provision hereof or any aspect of the transactions contemplated hereby to any Person other than their respective officers, employees and representatives and any other Person to whom disclosure is required by law, without the prior written consent of Seller. Purchaser and Plains agree that, if this Agreement is terminated prior to the Closing for any reason whatsoever, Purchaser and Plains shall promptly deliver to Seller all information and data furnished or made available to Purchaser and Plains, their respective Affiliates and their respective officers, employees, representatives and agents in connection with Purchaser's investigation of the Celeron Companies and Purchaser agrees not to retain any copies thereof in such event. This Section 5.3 shall not be violated by any disclosure by Plains or Purchaser pursuant to court order or as otherwise required by any applicable law or the applicable law or the applicable rules or regulations of any Governmental Body or securities exchange.

        SECTION 5.4 BUSINESS RECORDS. On the Closing Date, the Celeron Companies shall retain possession of all of the Records and any other of their business records, and after the Closing Date Seller shall deliver or cause to be delivered to Purchaser (or its designee) all Records of the Celeron Companies in the possession of Seller or its Affiliates; provided, however, that Seller and its Affiliates may retain possession of all files, records or correspondence with respect to Taxes or other obligations which Seller or any of its Affiliates may have continuing obligations or which are required by Seller or any of its Affiliates in connection with the filing of Tax returns, it being understood that all of the foregoing materials, regardless of whether transferred to Purchaser or retained by Seller, shall be retained by the party having possession of same for not less than five years from the date hereof and during that time shall be made available to the other party hereto for inspection or copying as reasonably requested during normal working hours. At the end of such five year period, such Records or other documents may be disposed of by the party having possession thereof if such party first offers to surrender possession thereof to the other party at the expense of such other party.

        SECTION 5.5 ACCOUNTS RECEIVABLE. On the Settlement Date, Purchaser will cause the Celeron Companies to assign to Seller (or such other Person as Seller may designate to Purchaser in writing) the outstanding balance of any accounts receivable included in the Closing Date Statement that remain unpaid at the Settlement Date (the "Transferred Receivables") and Seller shall pay to Purchaser the aggregate amount of such unpaid balance at the amount at which they were included in the gross amount (determined without offsets or netting) of Accounts Receivable reported in Closing Date Statement. Purchaser or Plains will immediately remit in cash to Seller all amounts received by the Celeron Companies or Purchaser or Plains (whether in cash, crude oil or other property) from and after the Settlement Date in respect of the Transferred Receivables.

        SECTION 5.6 CORPORATE NAMES AND TRADEMARKS. Notwithstanding any inference of ownership rights of the Celeron Companies or any prior course of conduct, in no event shall Purchaser, or any Affiliate or Subsidiary of Purchaser (including the Celeron Companies after the Closing) or any other Person acquire or have any right to use any other right, title or interest in or to the corporate name of Seller, Goodyear or any of Goodyear's other Subsidiaries or Affiliates in any jurisdiction, or acquire any right or interest in or to any trademark, trade name, service mark or copyright, or any application or registration therefor owned, licensed or used by the Celeron Companies which includes in any form the word "Goodyear" or the "Winged Foot Design", the word "Wingfoot" or any combination of any of them, or any other identification that suggests, simulates or is confusing by similarity to the corporate name of Seller, Goodyear or any other Goodyear Subsidiary or other Affiliate, the "Winged Foot Design", the word "Wingfoot" or any combination of any of them.

        SECTION 5.7 RELEASE OF ENVIRONMENTAL CLAIMS. Purchaser and Plains severally hereby release and forever discharge Seller and its Affiliates (including Goodyear) from all claims for Loss which Plains, Purchaser or any of their respective Subsidiaries and other Affiliates (including the Celeron Companies), or any successors or assigns of Plains, Purchaser or any of their respective Affiliates may have or assert against Seller or any of its Affiliates (including Goodyear) under any Environmental Law or pursuant to this Agreement, resulting from any act or omission of the Celeron Companies or in respect of any Celeron Asset, any Celeron Right-of-Way, any Celeron Leased Property, any Linefill, any Current Asset or any other property owned or used by any Celeron Company, or in respect of any substance transported from any Celeron Asset, any Celeron Right-of-Way, any Celeron Leased Property or other property owned or controlled by the Celeron Companies or discharged, emitted or emanating therefrom, except as and to the extent expressly provided to the contrary in Section 8.3 of this Agreement.

        SECTION 5.8 CELERON INDEBTEDNESS. At or prior to the Closing, Seller shall cause all Prior Debt to be repaid, with the effect that immediately prior to the Effective Time the aggregate indebtedness of the Celeron Companies for money borrowed shall not exceed the maximum aggregate principal amount of Permitted Debt, plus accrued interest thereon.

        SECTION 5.9 ASSUMPTION OF GUARANTY AGREEMENTS AND LETTERS OF CREDIT. Appendix E to this Agreement lists guaranty agreements executed and delivered by Goodyear to counterparties to crude oil purchase and sale contracts with CT&T and CGC and certain letters of credit issued by banks at the request of Goodyear in respect of certain transactions engaged by the Celeron Companies. Purchaser and Plains understand and agree that at or prior to the Effective Time Goodyear will terminate (to the extent permitted by the terms thereof) such Guaranty Agreements. Purchaser agrees to assume all obligations of Goodyear under said Guaranty Agreements and in respect of such letters of credit (except with respect to obligations of the Celeron Companies which were due and payable prior to the Effective Time and were not included as accounts payable or other current liabilities on the Closing Date Statement) pursuant to the terms of the Guaranty Assumption Agreement.

        SECTION 5.10   TERMINATION OF CERTAIN AGREEMENTS.   Purchaser and Plains
understand and agree that Seller shall cause Cel Corp and the Celeron Companies to terminate the Service Agreements, which terminations shall be effective immediately prior to the Effective Time; provided, however, that such terminations shall not affect the obligation of the Celeron Companies with respect to the payment of amounts earned by Cel Corp for services rendered prior to the Closing but not paid. In addition, Plains, Purchaser and Seller hereby agree that any other agreement (excluding this Agreement and the Related Agreements) or understanding, whether written or oral, between Cel Corp, on the one hand, and any one or more of the Celeron Companies, on the other hand, shall automatically terminate at the Effective Time, except to the extent that payment has not been made to Cel Corp for services rendered prior to the Closing.

        SECTION 5.11 TRANSFERRED ASSETS AND LIABILITIES. Purchaser and Plains each acknowledge that neither Purchaser nor Plains, nor any of their respective Affiliates, nor any of the Celeron Companies has any interest in any Transferred Assets. Seller acknowledges that neither Plains nor Purchaser, nor any of their respective Affiliates, nor any of the Celeron Companies shall have any liability or obligation in respect of the Transferred Liabilities.

                                  ARTICLE VI

                        CONDITIONS PRECEDENT TO CLOSING

        SECTION 6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser under this Agreement are subject to, and shall be conditioned upon, the satisfaction (or waiver in writing by Purchaser) at or prior to the Closing, of each of the following conditions:

        (a) Representations and Warranties Correct. Each representation and warranty of Seller made in this Agreement, in any Annex, Appendix, Exhibit or Schedule to this Agreement, or in any Related Agreement or instrument delivered by Seller pursuant to the terms and conditions of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

        (b) Covenants Performed. Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required to be performed or complied with by it on or before the Closing Date pursuant to this Agreement or any Related Agreement, document or instrument delivered by Seller in connection with this Agreement.

        (c) No Material Changes. During the period beginning on the date of this Agreement and ending at the Effective Time: (i) there shall have occurred no material losses or damages to the Celeron Assets, whether or not insured, which would materially and adversely affect the operations of the All American System and the SJV System, taken as a whole; (ii) no Exxon Event shall have occurred;
 (iii) there shall have occurred no strike, work stoppage or labor dispute which could materially and adversely affect the financial condition, businesses or operations of the Celeron Companies, taken as a whole; (iv) except as listed at
 Schedule 3.1, no Lien, other than a Permitted Lien, or encumbrance, other than a Permitted Encumbrance, shall have been incurred in respect of or imposed on any Celeron Asset; or (v) there shall not have been sold or otherwise transferred any real or tangible personal property (other than Rejected Assets) owned by the Celeron Companies, other than in the ordinary course of business.

        (d) Opinion of Counsel. Purchaser shall have received an opinion from counsel to the Seller, dated the Closing Date, in substantially the form of Exhibit K to this Agreement.

        (e) Absence of Litigation. No action, suit, investigation or other proceeding or claim before any court or any government or governmental body, authority or instrumentality shall have been instituted or threatened on or before the Closing Date either (i) to restrain, prohibit or invalidate any transaction contemplated by this Agreement, (ii) to impose any restrictions, limitations, conditions or other burdens with respect to the transaction contemplated by this Agreement on Purchaser or any of the Celeron Companies, or
 (iii) to obtain damages or other relief from Purchaser or any of its Affiliates in connection with the transactions contemplated by this Agreement.

        (f) Officers' Certificate. Seller shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the President or any Vice President of Seller and by the President and the Vice President, Treasurer and Comptroller of AAPL, in substantially the form of Exhibit M to this Agreement.

        (g) Resignations. Seller shall have delivered to Purchaser, except as otherwise requested by Purchaser, the written resignations of all directors and officers of each of the Celeron Companies effective as of the Closing Date.

        (h) Governmental Approvals. All Governmental Approvals and other requirements of Governmental Bodies which, in the opinion of counsel for Purchaser, are necessary in order to consummate the transactions contemplated hereby shall have been made, obtained or satisfied on terms reasonably satisfactory to Purchaser. No action shall have been instituted or threatened by any Governmental Body to prevent the consummation of the transactions herein contemplated. The waiting period under the HSR Act (including any extension there) shall have expired or been terminated and any and all necessary approvals of the FERC and the Cal PUC shall have been received.

        (i) Contract Consents. All consents, approvals and authorizations from any Person required as a result of the execution and delivery of this Agreement or any Related Agreement, or the consummation of the transactions contemplated herein or therein, shall have been obtained on terms reasonably (and consistent with Section 4.1 of this Agreement) acceptable to Purchaser, other than consents, approvals and authorizations that, if not obtained, would not have a material and adverse affect on the financial condition, business or operations of the Celeron Companies taken as a whole.

        The foregoing conditions of this Section 6.1 are for the sole benefit of Purchaser and may be asserted by Purchaser or may be waived by Purchaser in whole or in part in the sole discretion of Purchaser.

        SECTION 6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligation of Seller under this Agreement are subject to, and shall be conditioned upon, the satisfaction (or the waiver in writing by Seller) at or prior to the Closing, of each of the following conditions:

        (a) Representations and Warranties Correct. Each representation and warranty of Purchaser and/or Plains made in this Agreement, in any Annex, Appendix, Exhibit or Schedule to this Agreement, or in any Related Agreement or related document or instrument delivered by Purchaser and/or by Plains pursuant to this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

        (b) Covenants Performed. Purchaser and Plains shall have performed and satisfied, or caused to be performed and satisfied, all covenants and conditions required to be performed and satisfied on or prior to the Closing Date pursuant to this Agreement and any Related Agreement, document or instrument executed and delivered in connection with this Agreement.

        (c) Opinion of Counsel. Seller shall have received the opinion of counsel to the Purchaser and Plains, dated the Closing Date, in substantially the form of Exhibit L to this Agreement.

        (d) Absence of Litigation. No action, suit, investigation or other proceeding or claim before any court or Governmental Body shall have been instituted or threatened on or before the Closing Date either (i) to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement,
 (ii) to impose any restrictions, limitations, conditions or other burdens with respect to any of the transactions contemplated by this Agreement on Seller or any Affiliate of Seller, (iii) to obtain damages or other relief from or in respect of Seller or any Affiliate of Seller in connection with the transactions contemplated by this Agreement.

        (e) Officers' Certificate. Each of Purchaser and Plains shall have delivered to Seller a certificate, each dated the Closing Date and signed by their respective Chief Executive Officer and by the Chief Financial Officer, and by all other necessary signatories, substantially in the forms, appropriately completed, of Part I (Purchaser) and Part II (Plains) of Exhibit N to this Agreement.

        (f) Governmental Approvals. All Governmental Approvals and other requirements of Governmental Bodies which, in the opinion of counsel for Seller, are necessary in order to consummate the transactions contemplated hereby shall have been made, obtained or satisfied on terms reasonably satisfactory to Seller. No action shall have been instituted or threatened by any Governmental Body to prevent the consummation of the transactions herein contemplated. The waiting period under the HSR Act (including any extension thereof) shall have expired or been terminated and any and all necessary approvals of the FERC and the Cal PUC shall have been received.

        (g) Consents. All consents, approvals and authorizations required from any Person as a result of the execution and delivery of this Agreement or any Related Agreement, or the consummation of the transactions contemplated herein or therein, shall have been obtained on terms reasonably (and consistent with Section 4.1 of this Agreement) acceptable to Seller, other than consents, approvals and authorizations that, if not obtained, would not have a material and adverse affect on the financial condition, business or operations of the Celeron Companies taken as a whole. Purchaser and Plains agree and understand that the failure to obtain any and all such consents, approvals and authorizations because they are not material to the financial condition, business or operations of the Celeron Companies shall not form the basis of any Loss for Purchaser, Plains or the Celeron Companies.

        (h) Certain Adverse Events. There shall have occurred no event described at Subsection (c)(i) or (c)(ii) of Section 6.1 of this Agreement.

        The foregoing conditions of this Section 6.2 are for the sole benefit of Seller and may be asserted by Seller or may be waived by Seller in whole or in part in the sole discretion of Seller.


                                  ARTICLE VII

                                  THE CLOSING

        SECTION 7.1 TIME AND PLACE OF CLOSING. The transfer of the Shares by Seller to Purchaser (the "Closing") shall take place at 1144 East Market Street, Akron, Ohio 44316-0001, on April 30, 1998, or, if all of the conditions set forth at Sections 6.1 and 6.2 have not been satisfied or waived on or prior to April 30, 1998, on the fifth business day after such conditions have been satisfied or waived, but in no event later than September 30, 1998. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". The Closing Date may be changed only by the mutual agreement of Purchaser and Seller.

        SECTION 7.2 SELLER'S DELIVERIES AT CLOSING. At the Closing, Seller shall deliver or cause to be delivered to Purchaser against delivery of the items specified in Section 7.3:

        (a) Certificates representing the Shares registered in the name of Seller, duly endorsed by Seller for transfer, and the certificate representing the CGC Shares (except that the CGC Shares shall not be endorsed for transfer, but shall remain issued in the name of AAPL);

        (b) The stock book or ledger, minute books and corporate seal of each of the Celeron Companies;

        (c) The opinion, dated the Closing Date, of counsel to Seller, as provided in Section 6.1;

        (d) The certificate, dated the Closing Date, of an officer of Seller, as provided in Section 6.1;

        (e) The written resignations (effective as of the Effective Time) of all the directors and officers of each of the Celeron Companies;

        (f) At least four copies of each of the Related Agreements duly executed by Seller and, if applicable, the Celeron Companies party thereto; and

        (g) Certified copies of resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and the Related Agreements.

        SECTION 7.3 PURCHASER'S DELIVERIES AT CLOSING. At the Closing, Purchaser shall deliver to Seller the following against delivery of the items specified in Section 7.2:

        (a) An amount equal to the Closing Price, in immediately available funds, paid by wire transfer to the bank (located in New York City) account designated in writing by Seller;

        (b) The opinion, dated the Closing Date, of counsel to Purchaser and Plains, as provided in Section 6.2;

        (c) Certificate, dated the Closing Date, executed by an officer of Purchaser, as provided in Section 6.2;

        (d) At least four copies of each of the Related Agreements duly executed by Purchaser and each Affiliate of Purchaser (including Plains) party thereto;

        (e) Certified copies of resolutions duly adopted by the Board of Directors and the shareholders of Purchaser authorizing the execution, delivery and performance of this Agreement and the Related Agreements; and

        (f) Certified copies of resolutions duly adopted by the Board of Directors of Plains authorizing the execution, delivery and performance of this Agreement and the Related Agreements.


                                 ARTICLE VIII

                                INDEMNIFICATION

        SECTION 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Unless otherwise specifically set forth in this Agreement or in any of the Annexes, Appendices, Exhibits and Schedules to this Agreement, all representations and warranties contained in this Agreement or in any Annexes, Appendices, Exhibits or Schedules hereto shall survive the Closing Date and continue in full force and effect, subject to the applicable limitations contained in Section 8.2, 8.3 and
 8.4 of this Agreement. Unless otherwise specifically set forth herein or in any of the Annexes, Appendices, Exhibits and Schedules hereto, or in any Related Agreement, in the case of any breach of any representation, warranty, or covenant, or any breach of any covenant to be performed after the Closing Date, the exclusive remedy therefor shall be indemnification pursuant to this Article VIII of this Agreement.

        SECTION 8.2 INDEMNIFICATION. (a) Certain Definitions. (i) Losses. As used in this Section 8.2, "Losses" shall mean all claims, expenses, obligations, damages, costs, payments, liabilities, fines and penalties, including, without limitation, costs and expenses of litigation (including costs of investigation) and reasonable attorneys' fees, other than losses which were the subject matter of any Liability at the Closing and which was taken into consideration in determining the Purchase Price. Losses shall not include:
 (i) the loss of profits or anticipated profits; (ii) any cost or expense paid or incurred by Purchaser or Plains, or any of their respective Affiliates, on the one hand, or Seller or any Affiliate (including Goodyear) of Seller, on the other hand, at or prior to the Effective Time or in connection with the preparation, negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby; (iii) indirect, incidental, consequential or punitive damages suffered or incurred by any of the Celeron Companies or by Purchaser, Plains, Seller, or any of their respective Affiliates, as the case may be; or (iv) the costs of defending or payment of damages or settlement of any actions brought by a shareholder, debtholder or other interest holder of Purchaser, Plains, or any of their respective successors or assigns or Affiliates, against Purchaser, Plains or any of their respective Affiliates or a shareholder, debtholder or other interest holder of Seller or any Affiliate of Seller against Seller or any Affiliate of Seller. Loss shall not include any claims, expenses, obligations, damages, costs, payments, liabilities, fines and penalties, including, without limitation, costs and expenses of litigation (including costs of investigation) and reasonable attorneys' fees incurred by Purchaser or Plains in order to comply with laws which are enacted, or rules or regulations of any Governmental Body which are promulgated, subsequent to the date of this Agreement or, if enacted or promulgated on or prior to the date of this Agreement, are not effective as to, or do not impose any effective requirements on the Celeron Companies, the Celeron Assets, the Celeron Rights-or-Way, the Celeron Lease Property, the Linefill, the Current Assets or any other property, right or interest of the Celeron Companies on or prior to the date of this Agreement. Loss shall not include any Liability which was the basis for any adjustment to the Purchase Price pursuant to Section 2.3 or Section 2.4 of this Agreement.

        (ii) Other Matters. For purposes of this Article VIII: (1) A claim pursuant to this Article VIII by the Purchaser against the Seller or by the Seller against the Purchaser and/or Plains, as the case may be, is herein referred to as an "Indemnification Claim"; (2) the party (the Seller Indemnified Party or the Purchaser Indemnified Party, as the case may be) asserting the Indemnification Claim is herein referred to as the "Indemnified Party"; (3) the party (the Seller or Purchaser, as the case may be) against whom an Indemnification Claim is made is herein referred to as the "Indemnifying Party"; (4) "Seller Indemnified Party" means Seller, Goodyear and other Affiliates of Seller or Goodyear (other than the Celeron Companies), and their respective directors, officers, employees and agents; and (5) "Purchaser Indemnified Party" means Purchaser and its Affiliates (including Plains, but excluding the Celeron Companies) and their respective directors, officers, employees and agents.

        (b) General Indemnity by Purchaser and Plains. Each of Purchaser, Plains and each of the Celeron Companies (each of which shall have joint and several liability as an Indemnifying Party) shall indemnify, defend and hold harmless each Seller Indemnified Party from and against all Losses (other than Losses or Taxes of the nature described in Sections 8.3 and 8.4 of this Agreement or Losses, Taxes, liabilities or obligations expressly assumed by Seller pursuant to this Agreement or the Employee Agreement) that are incurred by or imposed upon such Seller Indemnified Party which are caused by, arise out of or are attributable to:

                (i) any liability or other obligation which any Seller Indemnified Party incurs which is caused by, arises out of or is attributable to (1) events which occur after the Effective Time in respect of the Celeron Companies or the ownership, operation, use, misuse, non-use or disposition (whether by the Celeron Companies or otherwise) of the Celeron Assets, the Celeron Rights-of-Way, the Celeron Leased Property, the Linefill, the Current Assets, or any other property, asset, right or interest of the Celeron Companies, including the All American System and the SJV System, after the Effective Time, or (2) any other act or omission by Purchaser, Plains or any Celeron Company, or by any of their respective directors, officers, employees or agents, in respect of the Celeron Companies or the Celeron Assets, the Celeron Rights-of-Way, the Celeron Leased Property, the Linefill, the Current Assets or any other property, asset, right or interest of the Celeron Companies after the Effective Time; or

                (ii) the non-performance or other breach of any covenant, agreement or other obligation pursuant to this Agreement or any Related Agreement, or any other agreement, document or instrument delivered to Seller or Goodyear pursuant to this Agreement or any Related Agreement, required to be performed by Purchaser, Plains or any of their respective Affiliates (including the Celeron Companies and their respective successors and assigns), at or at any time subsequent to the Effective Time; provided, however, that Plains shall not have any (and that Purchaser and the Celeron Companies shall have) liability in respect of a Loss due to the failure to pay the Added Settlement Price or the breach or non-performance of any of the obligations under Section 5.9 of this Agreement or under the Guaranty Assumption Agreement; or

                (iii) the failure of any of the representations or warranties made by Purchaser or Plains, or, if applicable, any of their respective Affiliates, in this Agreement or any Related Agreement, or in any other agreement, document or instrument delivered to Seller or Goodyear pursuant to this Agreement or any Related Agreement, or in any certificate or other instrument delivered pursuant to this Agreement or any Related Agreement, to be true and correct on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time; or

                (iv) any other liability or obligation incurred by any Seller Indemnified Party after the Effective Time arising out of or in respect of any of the Celeron Companies, other than (a) any Loss Seller has agreed to indemnify Purchaser against pursuant to the provisions of this Article VIII or any Related Agreement or other instrument delivered by any Seller Indemnified Party pursuant to this Agreement or any Related Agreement or
     (b) any such other liability or obligation arising out of any act or omission of any Seller Indemnified Party when acting or failing to act for its own account (excluding, however, acts or omissions of any Seller Indemnified Party in respect of the Celeron Companies taken or omitted in its (or his or her) capacity as a debtholder, a director or an officer of one or more of the Celeron Companies); or

                (v) any claim in respect of this Agreement or the transactions contemplated by this Agreement asserted against any Seller Indemnified Party by any shareholder or debtholder of Purchaser or Plains or their respective Affiliates.

                (vi) any claim in respect of this Agreement or the transactions contemplated herein asserted against any Seller Indemnified Party by any Person claiming through or on behalf of Purchaser or Plains or any of their respective Affiliates or successors or assigns or any successor or assign of any Celeron Company.

     (c) General Indemnity by Seller. Seller shall indemnify, defend and hold harmless each Purchaser Indemnified Party from and against all Losses (other than (1) Losses or Taxes of the nature described in Sections 8.3 or 8.4 of this Agreement, or (2) Losses, Taxes, liabilities or obligations in respect of which Purchaser assumes liability or responsibility pursuant to the terms and conditions of this Agreement or any Related Agreement) that are incurred by or imposed upon such Purchaser Indemnified Party which are caused by, arise out of or are attributable to:

                (i) the failure of any of the representations or warranties made by Seller in this Agreement or any Related Agreement, or in any other agreement, document or instrument delivered to Purchaser by Seller pursuant to this Agreement or any Related Agreement, or in any certificate or other instrument delivered pursuant to this Agreement (other than the representations made at Section 3.1(u) of this Agreement, or any other representations made elsewhere in this Agreement or in any instrument delivered pursuant to this Agreement relating to Environmental Laws or to any event or condition which is of the kind or nature that is the subject of, or could be covered by, Section 8.3 of this Agreement) to be true and correct on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time; or

                (ii) the non-performance or other breach of any covenant, agreement or other obligation pursuant to this Agreement or any Related Agreement, or any other agreement, document or instrument delivered to Purchaser by Seller pursuant to this Agreement or any Related Agreement, required to be performed by Seller at or at any time subsequent to the Effective Time; or

                (iii) any claim in respect of this Agreement or the transactions contemplated by this Agreement asserted against any Purchaser Indemnified Party by any shareholder or debtholder of Seller or any Affiliate of Seller.

     (d) Duration of Indemnification Obligations. The indemnification provisions contained in this Section 8.2 shall remain in effect without limitation as to time; provided, however, that, notwithstanding the foregoing Seller shall not have any liability to any Purchaser Indemnified Party under any provision of this Agreement, including specifically, and without limitation, Subsection (c) of this Section 8.2 of this Agreement, after the second anniversary of the Effective Time with respect to any Loss (except with respect to Losses arising from the inaccuracy of representations made at Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d) and 3.1(e) of this Agreement and except as expressly provided to the contrary in Sections 8.3 and 8.4 of this Agreement); provided further, however, that the obligation of Seller shall not terminate at the time provided above if, prior to such time, such Loss shall have occurred, or shall have been specifically identified and alleged to have occurred, and a notice of claim relating to such Loss specifying in reasonable detail the nature thereof shall have been given to Seller in accordance with Subsection (g) of this Section
 8.2. No claim pursuant to subsection (b) or (c) of this Section 8.2 shall be made in respect of any Loss in respect of Taxes, any Environmental Law or any violation thereof, or any breach of the representations and warranties set forth at Section 3.1(u) of this Agreement, or any other Loss or liability, expense or obligation the subject matter of which is specifically addressed in Sections 8.3 and 8.4.

        (e) Limitation of Claims. Each party's right to indemnification hereunder shall not be limited in amount, except that: (1) Seller shall not have any liability in respect of any Loss which is described or referred to in clause (i) or (ii) of Section 8.2(c) of this Agreement until the aggregate amount of all such Losses exceeds $1,000,000, and then only in respect of such Losses in excess of $1,000,000 in aggregate amount; and (2) the aggregate liability of Seller in respect of all Losses described or referred to in
 Section 8.2(c) of this Agreement shall not in any event exceed $10,000,000 in aggregate amount, except that said limitation shall not apply to a Loss arising from (i) an inaccuracy in the representations set forth at Section 3.1(a), 3.1(b), 3.1(c), 3.1(d) and 3.1(e) of this Agreement which results in the Purchaser not receiving title to the Shares (and, indirectly, the CGC Shares) as warranted in Section 3.1(e) of this Agreement, or (ii) any claim in respect of this Affiliate of Seller (which is subject to indemnification pursuant to Section 8.2(c)(iii)). Notwithstanding the foregoing, with respect to Losses which arise solely by reason of a breach of Sections 3.1(g), 3.1(m), 3.1(q) or 3.1(v) of this Agreement, Seller shall not have any liability with respect to any such Loss until the aggregate amount of all such Losses exceeds $1,000,000, and then only in respect of such Losses in excess of $1,000,000 in aggregate amount, and the aggregate amount of liability of Seller in respect of all such Losses shall not in any event exceed $21,500,000 in aggregate amount.

        (f) Payment. Any payment required to be made to any party entitled to indemnification hereunder shall be made within thirty (30) days after receipt of an invoice therefor from the party seeking indemnification. In the event of any dispute with respect to a party's obligation to make any such payment, the parties shall use reasonable efforts to resolve such dispute as promptly as practicable; provided, that, nothing herein shall prevent or delay a party from seeking judicial resolution of such dispute.

        (g) Notice; Access and Cooperation. Purchaser and Plains and Seller shall each use all reasonable efforts to deliver or cause to be delivered as promptly as practicable to any party from which it may be entitled to seek indemnification hereunder a notice describing in reasonable detail facts or circumstances which may result in a claim of Loss (or which, but for the provisions of Section 8.2(e) hereof, might result in a claim of Loss) for which it may be entitled to indemnification under this Agreement. Such notice shall describe in reasonable detail the nature of the claim and the basis for indemnification hereunder and shall be accompanied, in the case of third party claims (or claims arising out of third party claims), by copies of documents and instruments received by the Indemnified Party with respect thereto; provided, however, that any failure to give such notice promptly shall not release the Indemnifying Party, in whole or in part, from its obligations under this Article except to the extent that (i) the amount of the Loss is increased thereby or (ii) the Indemnifying Party's ability to defend against such claim is prejudiced thereby. In case any such action shall be brought against an Indemnified Party and it shall give notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with defense thereof, other than reasonable costs of investigation. If an Indemnifying Party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's written consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person by or on the part of the Indemnified Party and no effect on any other claims that may be made against the Indemnified Party and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (b) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an Indemnifying Party of the commencement

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

 of any action and it does not, within ten days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Party. In the event that the Indemnifying Party has assumed the defense of any action or claim and has obtained or received an offer to compromise or settle such action or claim on terms and conditions acceptable to such Indemnifying Party (which offer provided for a monetary settlement and any non-monetary terms or conditions are not material and adverse to the interests of the Indemnified Party) and the Indemnified Party refuses for any reason whatsoever to agree to the terms and conditions of such compromise or settlement, the Indemnifying Party may (1) continue to defend the action or claim or (2) tender the further defense of such action to the Indemnified Party, and, in either case, the Indemnifying Party's liability to the Indemnified Party shall not exceed the net cost to implement the terms of the compromise or settlement offered to and rejected by the Indemnified Party. In the event that the Indemnifying Party has assumed the defense of any action or claim and the Indemnified Party has obtained or received an offer to compromise or settle such action or claim, the Indemnified Party shall present such offer to the Indemnifying Party, and, if the terms of such offer are acceptable to the Indemnifying Party (and if any non-monetary terms and conditions are not materially adverse to the Indemnified Party), the Indemnified Party may (1) reject the offer and continue its defense of the action or claim, or (2) effect the compromise or settlement of such action or claim and, in either case, the Indemnifying Party's liability shall not exceed the net cost to implement the terms of such compromise or settlement. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its Affiliates other than as a result of monetary damages, such Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such action, but the Indemnifying Party shall not be bound by any determination of action so defended or any compromise or settlement thereof effected without its consent. After the Closing Date, the Indemnified Party and the Indemnifying Party shall each cooperate fully with the other (including affording the other an opportunity to assume or participate in the defense) as to all rights or claims asserted by any third party which may result in any such Loss, shall make available to the other as reasonably requested, and shall preserve, all such information, records and documents until the termination of any claim. The Purchaser and Plains and Seller shall each also make available to the other as reasonably requested, its personnel (including technical and scientific), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any such claim.

        (h) No Insurance. The indemnifications provided in this Section 8.2 shall not be construed as a form of insurance for any regulatory purpose.

        (i) Single Claims. It is expressly agreed that, where the provisions of this Section 8.2 entitle more than one entity to indemnification in respect of the same Loss, the Indemnifying Party shall be liable only once under this
 Section 8.2 in relation to such Loss notwithstanding that more than one Indemnified Party might have sought indemnification in respect of such Loss.

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

        (j) Insured Losses; Subrogation. To the extent that any Loss was covered by insurance maintained by or on behalf of the Celeron Companies prior to the Effective Time, Seller and its Affiliates shall be fully subrogated to the rights of the Celeron Companies thereunder. Purchaser and Plains agree to satisfy, or to cause each of the Celeron Companies to satisfy, any notice provision under any such insurance policy of which Purchaser and/or Plains shall have actual notice by reason of its receipt of written advice of such notice requirement from Seller.

        (k) No Transfer-Resales. The indemnifications provided in this Article VIII shall be binding upon and inure to the benefit of the Seller, Goodyear and any other Seller Indemnified Party, and their successors and permitted assigns, and Purchaser, Plains and any other Purchaser Indemnified Party, and their successors and permitted assigns. Notwithstanding any other provision of this Agreement, Seller's obligation to indemnify any Person (including any Purchaser Indemnified Party) shall automatically terminate at such time as substantially all of the Shares (or substantially all of the capital stock of any one or more of the Celeron Companies or any successor company or companies) or a major portion of the Celeron Assets are sold or transferred by Purchaser to, or any of the Celeron Companies are merged into or consolidated with, any other Person (any such event a "Transfer"), other than any Wholly-Owned Subsidiary of Purchaser or Plains or any partnership of which Plains or one of its Wholly-Owned Subsidiaries is a general partner; it being understood that, in the event of any Transfer by Purchaser to any Wholly-Owned Subsidiary of Purchaser or Plains or to any partnership of which Plains or one of its Wholly-Owned Subsidiaries is a general partner, if (i) the Wholly-Owned Subsidiary or partnership to which such Transfer was made incurs or suffers an event that would constitute a Loss that would be entitled to indemnification pursuant to
 Section 8.2, Section 8.3 or Section 8.4 of this Agreement (after giving effect to the limitations on duration and amount set forth in Sections 8.2 and 8.3) if such Transfer had not been made, and (ii) Purchaser has entered into a binding contract with such Wholly-Owned Subsidiary or partnership (to which the Transfer was made) whereunder Purchaser is obligated to indemnify such Wholly-Owned Subsidiary or partnership for such Loss, then Seller will indemnify Purchaser to the extent of the lesser of (1) the amount of Seller's obligation to Purchaser under Sections 8.2, 8.3 or 8.4 of this Agreement had such Transfer not been made, and (2) the amount of Purchaser's payment in satisfaction of its indemnification obligation in respect of such Loss made in accordance with its agreement with such Wholly-Owned Subsidiary or partnership. In no event shall any other Person other than Seller Indemnified Parties and Purchaser Indemnified Parties and their respective successors have, obtain or acquire any right of Purchaser, Plains or Seller, as the case may be, or any other right, to indemnification pursuant to this Article VIII.

        (l) No Gross-Up. All Losses shall be determined before giving effect to any Taxes payable as a result of the receipt by the Indemnified Party of any indemnification payment made by Purchaser and/or Plains to a Seller Indemnified Party or by Seller to a Purchaser Indemnified Party pursuant to this Agreement or any Related Agreement.

        SECTION 8.3  INDEMNIFICATION FOR ENVIRONMENTAL MATTERS.

        (a) Pre-Closing Environmental Review and Disclosures. Any Losses incurred by the Celeron Companies or the Purchaser (or any of their respective successors or assigns or

 Affiliates, including Plains) caused by, arising out of or attributable to (1) any violation by any of the Celeron Companies of any Environmental Law, (2) the disposal by any of the Celeron Companies of any Hazardous Materials, petroleum or other solid or liquid wastes on any Celeron Real Property, Celeron Leased Property or Celeron Right-of-Way or onto any land or into any surface or ground waters of any other Person, (3) the Migration of any Hazardous Materials, petroleum or other solids or liquids from any Celeron Real Property, Celeron Leased Property or Celeron Right-of-Way or from the All American System or the SJV System onto the land or into the surface or ground water of any other Person, (4) the presence of any Hazardous Materials, petroleum or other liquid or solid wastes on any Celeron Real Property or Celeron Right-of-Way or on the land or in the surface or ground water of any other Person, or (5) the emission of any gases or solids into the atmosphere by any of the Celeron Companies, in each case whenever the event occurred (whether before or after the Effective
 Time), which is disclosed in the Environmental Assessment Report, the Phase II Study or Part U of Schedule 3.1 to this Agreement shall be the responsibility of the Purchaser and its Subsidiaries, including the Celeron Companies; and Plains, Purchaser, their respective Affiliates and their respective successors and assigns, including the Celeron Companies, shall indemnify, defend and hold harmless each Seller Indemnified Party from and against any such Losses. In no event shall any Loss of a nature described in this Section 8.3(a) constitute a Loss under Section 8.2(b), 8.2(c), 8.3(b) or 8.3(c).

  (b)  Unknown Environmental Liabilities.

  (i) Seller shall indemnify, defend and hold harmless each Purchaser Indemnified Party and each Celeron Company from and against Losses that are caused by, arise out of or are attributable to:

        (1) Hazardous Materials or petroleum or other solid or liquid wastes (other than naturally occurring substances) that are demonstrated to have been present (other than petroleum and corrosion inhibiting chemicals in the All American System, in the SJV System or in other containment devices or facilities which comply with applicable Environmental Laws as in effect on the date of this Agreement) on any Celeron Real Property, Celeron Leased Property or Pipeline Right-of-Way at the Effective Time, the presence of which is not disclosed in the Environmental Assessment Report, the Phase II Study or Part U of Schedule 3.1 to this Agreement; or

        (2) the inaccuracy of any representation and warranty set forth in
     Section 3.1(u) of this Agreement at the Effective Time, if and to the extent such inaccurate representation and warranty failed to disclose a violation at the Effective Time of an applicable Environmental Law in effect on the date of this Agreement; or

        (3) Hazardous Materials or petroleum or other solid or liquid wastes that are demonstrated to have migrated or leached onto, under or upon the property of any Person (other than property of the Celeron Companies, Purchaser or any of their respective Affiliates) prior to the Effective Time from any Celeron Real

     Property, Celeron Leased Property or Pipeline Right-of-Way, the occurrence of which is not disclosed in the Environmental Assessment Report, the Phase II Study or Part U of Schedule 3.1 to this Agreement; or

        (4) any emission of any gases or solids into the atmosphere from the All American System or the SJV System by any of the Celeron Companies that is demonstrated to have occurred prior to the Effective Time in violation of any applicable Environmental Law then in effect, the occurrence of which is not disclosed in the Environmental Assessment Report, the Phase II Study or Part U of Schedule 3.1 to the Agreement.

     (ii) Seller shall have no liability under clause (i) of this Section 8.3(b) for claims made after the third anniversary of the Effective Time. Seller shall not have any liability in respect of any Losses covered by this Section 8.3(b) until the aggregate amount of all such Losses exceeds $1,000,000, and then only in respect of such Losses in excess of $1,000,000 in aggregate amount; and the aggregate liability of Seller in respect of all such Losses shall in no event exceed $30,000,000 in aggregate amount; provided, however, that subject to the $30,000,000 limitation on the aggregate liability of Seller pursuant to this
 Section 8.3(b), Seller and Purchaser shall share the aggregate liabilities in respect of Losses covered by this Section 8.3(b) as follows:

      (1) the first $1,000,000 of Losses covered by this Section 8.3(b) shall be borne solely by Purchaser;

      (2) In respect of Losses incurred pursuant to claims made during the period beginning at the Effective Time and ending on the first anniversary of the Effective Time:

          (a) the cumulative aggregate amount of all Losses covered by this
     Section 8.3(b) in excess of $1,000,000 but not in excess of $20,000,000 shall be borne 80% by Seller and 20% by Purchaser;

          (b) the cumulative aggregate amount of all Losses covered by this
     Section 8.3(b) in excess of $20,000,000 but not in excess of $45,000,000 shall be borne 60% by Seller and 40% by Purchaser.

          (c) the cumulative aggregate amount of all Losses covered by this
     Section 8.3(b) in excess of $45,000,000 shall be borne 100% by Purchaser;
     and

     (3) In respect of Losses incurred pursuant to claims made during the period beginning on the day following the first anniversary of the Effective Time and ending on the second anniversary of the Effective Time:

          (a) the cumulative aggregate amount of all Losses covered by this
     Section 8.3(b) in excess of $1,000,000 (on a cumulative basis) but not in excess of $20,000,000 (if any) shall be borne 60% by Seller and 40% by Purchaser;

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

          (b) the cumulative aggregate amount of all Losses covered by this
     Section 8.3(b) in excess of $20,000,000 but not in excess of $30,000,000 (if any) shall be borne 50% by Seller and 50% by Purchaser;

          (c) the cumulative aggregate amount of all Losses covered by this
     Section 8.3(b) in excess of $30,000,000 but not in excess of $50,000,000 shall be borne 40% by Seller and 60% by Purchaser;

          (d) the cumulative aggregate amount of all Losses in respect of this
     Section 8.3(b) in excess of $50,000,000 shall be borne 100% by Purchaser;
     and

     (4) In respect of Losses incurred pursuant to claims made during the period beginning on the day following the second anniversary of the Effective Time and ending on the third anniversary of the Effective Time:

          (a) the cumulative aggregate amount of all Losses covered by this
     Section 8.3(b) in excess of $1,000,000 (on a cumulative basis) but not in excess of $20,000,000 (if any) shall be borne 50% by Seller and 50% by Purchaser; and

          (b) the cumulative aggregate amount of all Losses covered by this
     Section 8.3(b) in excess of $20,000,000 shall be borne 100% by Purchaser.

 Seller's maximum aggregate liability for Losses in respect of this Section 8.3(b) shall be $30,000,000. In no event shall any Loss (whether or not barred by the provisions of this Section 8.3(b)(ii)) of the nature described in this
 Section 8.3 constitute a Loss under Section 8.2(c) or any other provision of this Agreement.

        (c) Pre-Effective Time Off-Site Disposal. Seller shall indemnify, defend and hold harmless each Purchaser Indemnified Party and each Celeron Company from and against Losses claimed by any Person (other than the Celeron Companies or any Purchaser Indemnified Party) that are caused by, arise out of or are attributable to Hazardous Materials or petroleum or other solid or liquid wastes disposed of or dumped as waste material at any time prior to the Effective Time by the Celeron Companies at any waste disposal site other than
 (i) any waste disposal site located on any Celeron Real Property, any Celeron Right-of-Way, any Celeron Leased Property, (ii) any waste disposal site located on any property owned, leased or used by any Purchaser Indemnified Party, or
 (iii) any waste disposal site used (whether before or after the Effective Time) by any Purchaser Indemnified Party, or (iv) any waste disposal site used by any of the Celeron Companies after the Effective Time.

        (d) Post-Effective Time Off-Site Disposal. Each of Plains and Purchaser shall indemnify, defend and hold harmless each Seller Indemnified Party from and against Losses claimed by any Person that are caused by, arise out of or are attributable to Hazardous Materials or petroleum or other solid or liquid wastes disposed of or dumped as waste material (i) at any waste disposal site at any time on or after the Effective Time, if disposed of or dumped by or on behalf of any of the Celeron Companies, Plains, Purchaser or any of their respective Subsidiaries or Affiliates (including the Celeron Companies after the Effective
 Time), or any of their respective successors and assigns, or (ii) on any property owned, leased or used by any Purchaser Indemnified Party, if disposed of or dumped by or for Celeron Company at any time (whether before or after the Effective Time).

        (e) Participation In Negotiations. Plains, Purchaser and the Celeron Companies, and any of their respective successors and assigns, agree to allow Seller and Goodyear to participate in any negotiations or dealings with any Governmental Body with respect to any remediation of contaminated soil or groundwater or any alleged violation of any Environmental Law which may result in an obligation on the part of any Seller Indemnifying Party to indemnify any Purchaser Indemnified Party pursuant to this Section 8.3.

        (f) Incorporations by Reference. The provisions of Subsections (f), (g),
 (h), (i), (j), (k) and (l) of Section 8.2 shall also apply to this Section 8.3 and are hereby incorporated herein in their entirety and made a part hereof.

        SECTION 8.4 INDEMNIFICATION FOR TAXES. (a) As set forth in Exhibit P to this Agreement, Seller shall be responsible for, and shall indemnify and hold each Purchaser Indemnified Party and each Celeron Company harmless from and against (i) all Taxes on the Celeron Companies for periods ended on or before December 31, 1997, (ii) all Income Taxes (as defined in Exhibit P) for periods ended on or before the Closing Date, and (iii) all Other Taxes (as defined in Exhibit P) for that portion of any tax year or period beginning prior to, and ending subsequent to, December 31, 1997 which commences on the first day of such period and ends on December 31, 1997. As set forth in Exhibit P, Purchaser and Plains shall be responsible for, and shall indemnify and hold each Seller Indemnified Party harmless from and against (a) all Income Taxes on the Celeron Companies for all tax years or periods ending after the Closing Date, (b) all Other Taxes on the Celeron Companies for all tax years beginning after December 31, 1997, and (c) all Other Taxes for that portion of any tax year or period beginning prior to, and ending subsequent to, December 31, 1997 which commences the day after December 31, 1997 and ends on the last day of such tax year or period. The sole remedy for any breach of the Tax Agreement will be the indemnifications set forth therein and in no event shall a Loss pursuant to this Section 8.4 constitute a Loss under Section 8.2 or any other provision of this Agreement.

        (b) The provisions of Subsections (f), (g), (h), (i), (j), (k) and (l) of Section 8.2 shall also apply to this Section 8.4 and are hereby incorporated herein in their entirety and made a part hereof.

                                 ARTICLE IX

                         MODIFICATION AND TERMINATION

        SECTION 9.1 AMENDMENT. Purchaser, Plains and Seller may at any time amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing.

        SECTION 9.2 TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the
 Closing:

                (a)  by mutual written consent of Purchaser, Plains and Seller;

                (b) by Purchaser and Plains, on the one hand, or by Seller, on the other hand, if the purchase and sale of the Shares shall not have been consummated on or before September 30, 1998 other than by reason of the breach of this Agreement by the party (Seller, on the one hand, or Purchaser and Plains, on the other hand, as the case may be) terminating this Agreement;

                (c) by Purchaser and Plains if any condition specified in
 Section 6.1 of this Agreement has not been satisfied (or waived by Purchaser and Plains) at such time as such condition can no longer be satisfied; or

                (d) by Seller if any condition specified in Section 6.2 of this Agreement has not been satisfied (or waived by Seller) at such time as such condition can no longer be satisfied.

        SECTION 9.3 EFFECT OF TERMINATION. In the event of any termination of this Agreement in accordance with Section 9.2 hereof, this Agreement shall forthwith become void (except as may be otherwise expressly provided herein) and there shall be no liability under this Agreement on the part of Purchaser and Plains, on the one hand, or Seller, on the other hand, or their respective Affiliates, officers, directors, employees or agents by virtue of such termination. Neither Seller nor its shareholders, directors, officers, employees or agents, on the one hand, nor Purchaser and Plains, nor their respective Affiliates, directors, officers, employees or agents, on the other hand, shall have any liability to the other for costs, expenses, loss of anticipated profits or otherwise if this Agreement is terminated in accordance with Section 9.2 hereof and the transactions contemplated herein abandoned.

        SECTION  9.4   NON-PERFORMANCE.

        (a) In the event Seller has not properly terminated this Agreement in accordance with Section 9.2 of this Agreement and shall refuse to complete the transaction contemplated by this Agreement to occur on the Closing Date, and, at September 30, 1998 (1) Purchaser shall have completed all of the actions it is required to complete pursuant to this Agreement prior to the Closing Date,
 (2) Purchaser shall have performed or tendered performance of all of its obligations to deliver instruments and moneys at the Closing as provided at
 Article II and Section 7.3 of this Agreement, and (3) all of the conditions precedent to the obligations of Seller pursuant to Section 6.2 of this Agreement shall have been satisfied or waived, then Seller agrees to pay to Purchaser the sum of $10,000,000 as liquidated damages and as the sole and exclusive remedy for non-performance by Seller of its obligations under or in respect of this Agreement; provided, however, that in the event (i) Seller either (x) has not properly terminated this Agreement in accordance with
 Section 9.2 of this Agreement and at September 30, 1998 the conditions specified in clauses (1), (2) and (3) of this sentence shall have been satisfied, or (y) the Seller shall fail to observe its undertakings set forth in Subsection 9.4(c), and (ii) Seller shall sell, or shall have agreed to sell, the Celeron Companies to any other Person on or before 18 months following the earlier of September 30, 1998 or any prior termination of this Agreement by Seller, then Seller shall pay to Purchaser an additional sum of $40,000,000 within ten (10) days following receipt of notice demanding payment thereof from Purchaser, as liquidated damages and as of the sole and exclusive remedy for non-performance or other breach of Seller's obligations under or in respect of this Agreement. Except as provided in the preceding sentence, Seller shall not have any liability to Purchaser or Plains for any failure to complete the transaction contemplated by this Agreement.

        (b) In the event Purchaser has not properly terminated this Agreement in accordance with Section 9.2 of this Agreement and shall refuse to complete the transaction contemplated by this Agreement to occur on the Closing Date, and, at September 30, 1998 (1) Seller shall have completed all of the actions it is required to complete pursuant to this Agreement prior to the Closing Date, (2) Seller shall have performed or tendered performance of all of its obligations to deliver the Shares and other instruments at the Closing as provided at
 Section 7.2 of this Agreement, and (3) all of the conditions precedent to the obligation of Purchaser set forth at Section 6.1 of this Agreement have been satisfied or waived by Seller, then Purchaser shall pay to Seller the sum of $10,000,000 as liquidated damages and as the sole and exclusive remedy for non-performance or other breach by Purchaser or Plains of their obligations under or in respect of this Agreement. Except as provided in the preceding sentence, neither Purchaser nor Plains shall have any liability to Seller for any failure to complete the transaction contemplated by this Agreement.

        (c) Seller agrees that upon the execution of this Agreement, Seller shall terminate, and shall cause Goodyear to terminate, any and all discussions and negotiations with third persons regarding a sale or other transaction involving (a) the Shares, (b) the assets and businesses of the Celeron Companies, or (c) any other transaction substantially similar to the transaction contemplated by this Agreement (collectively, the "Possible Alternatives"), and thereafter so long as this Agreement remains in effect Seller will not, and will not permit or authorize Goodyear, directly or indirectly, nor shall Seller authorize or permit any officer, director or employee, or authorize any investment banker, financial advisor, attorney, accountant or other representative retained by Seller or Goodyear (i) to solicit, initiate, encourage (including by way of furnishing information or assistance), conduct discussions or engage in negotiations with any other Person may reasonably be expected to lead to a Possible Alternative, (ii) to enter into an agreement with any Person, other than Plains or Purchaser, providing for a Possible Alternative, or (iii) subject to the fiduciary duties of Seller and Goodyear, and their Boards of Directors under applicable law, to withdraw or qualify the recommendation of the transactions contemplated by this Agreement by the Boards of Directors of Seller and Goodyear. Notwithstanding the foregoing, Seller and Goodyear shall be entitled to take any action otherwise prohibited in respect to any third party inquiry, contact or proposal received by them if (a) the initial inquiry, contact or proposal from any third party was not received in violation of the preceding sentence, (b) the Boards of Directors of Seller and Goodyear shall have determined, in their good faith judgment, that any such otherwise prohibited action may lead to the negotiation and consummation of a Possible Alternative that in the opinion of such Boards of Directors may be more beneficial than the transactions contemplated by this Agreement, taken as a whole, to their respective shareholders (a "Superior Transaction") and (c) such Boards of Directors shall have determined, after consultation with and based on the advice of its legal counsel, that the failure to take such action would be inconsistent with their fiduciary duties to their respective shareholders under applicable law; provided, that, if a Superior Transaction is entered into by Seller or Goodyear prior to March 31, 2000, clause (i) (y) of Section 9.4(a) shall be deemed to have occurred. Seller agrees that it will notify Purchaser immediately if any such discussions or negotiations are initiated.


                                   ARTICLE X

                                 GENERAL PROVISIONS

        SECTION 10.1 NOTICES. All notices, requests, consents, demands, waivers, instructions, advices, confirmations, certificates, required deliveries and other communications and instruments required or permitted to be given or delivered ("Notices") to or by, or made upon, either party hereto (and, in accordance with the provisions of this Agreement, upon any other Person) shall be in writing and shall be deemed to have been duly given, made or delivered
 (i) when delivered in person, upon the receipt thereof by each Person entitled to such Notice, (ii) in the case of any Notice sent by Priority Mail or Courier Service, upon the receipt thereof by each Person entitled to such Notice, and
 (iii) in the case of any Notice sent by telecopier or other facsimile transmission device ("fax"), two hours after oral confirmation of the receipt thereof by each Person entitled to such Notice. Unless otherwise specified in a Notice sent or delivered in accordance with the foregoing provision of this
 Section 10.1, Notices shall be given to or made upon the parties entitled to the receipt thereof at their respective street and post office box addresses, or to their respective fax numbers, set forth on Annex A to this Agreement.

        SECTION 10.2   INCORPORATION BY REFERENCE OF ATTACHMENTS.

        (a) Three complete sets of the Exhibits, Schedules, Annexes and Appendixes to this Agreement (the "Agreement Attachments") have been marked for identification and delivered by each party hereto to the other party hereto at the execution and delivery of this Agreement.

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

        (b) The Agreement Attachments, together with any and all annexes, appendices, riders and schedules thereto, are hereby incorporated herein by specific reference and made a part of this Agreement as and to the same extent as if set forth herein in their entirety.

        SECTION 10.3 ENTIRE AGREEMENT. This Agreement and all other agreements and instruments referred to herein set forth and constitute the entire understanding and agreement among Purchaser, Plains and Seller pertaining to the subject matter hereof and supersede all prior agreements, negotiations, correspondence, memoranda, representations and understandings of the parties in respect of the subject matter hereof. There are no promises, representations, agreements, conditions, covenants or understandings, written or oral, between the parties hereto in respect of the subject matter hereof other than as set forth or referred to herein. Except as expressly set forth herein, no representation or warranty has been made by or on behalf of any party to this Agreement, the Celeron Companies, or by any of their respective Affiliates, directors, officers, employees, agents or other representatives, to induce the other party to enter into this Agreement or to consummate any of the transactions contemplated by any term of this Agreement or any other agreement delivered pursuant to this Agreement. This Agreement may not be supplemented, altered, modified or amended except by a written instrument executed by Purchaser, Plains and Seller.

        SECTION 10.4 INTERPRETATION. It is acknowledged by Purchaser, Plains and Seller that this Agreement has undergone several drafts with the negotiated suggestions of each and, therefore, no presumptions shall arise favoring any party by virtue of the authorship of any provision of this Agreement. Any representation or warranty herein contained made by or on behalf of a party to the knowledge of such party shall be deemed to mean and be limited to actual knowledge of an elected officer of such party of the matter in question after having made a reasonable inquiry, or actual knowledge of such facts as would charge such officer of such party with knowledge of the matter in question after having made a reasonable inquiry.

        SECTION 10.5 WAIVER. No waiver by any party to this Agreement of any term or provision contained in this Agreement shall be effective unless it is in writing and signed by the party or parties against whom such waiver is sought to be enforced. Except as otherwise provided herein, neither the failure nor any delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

        SECTION 10.6 SUCCESSORS; NO ASSIGNMENT. This Agreement shall inure to the exclusive benefit of and be binding upon Purchaser, Plains and Seller and their respective successors and permitted assigns; provided, however, that this Agreement, or any interest, right or obligation hereunder, shall be assignable by any party hereto only after receipt of the express written consent of the other parties hereto to such assignment. In no event may any party hereto assign its rights or obligations under Article VIII of this Agreement to any other Person.

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

        SECTION 10.7 FURTHER ASSURANCES. Purchaser, Plains and Seller each agree to, from time to time after the Closing, upon the reasonable request of the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such other documents or instruments as may be reasonably required for the carrying out of the provisions of this Agreement or any agreement or other instrument entered in accordance with the terms of this Agreement.

        SECTION 10.8 NO RIGHTS IN THIRD PARTIES. This Agreement is not intended to, nor shall it be construed to, create in, confer upon or give any Person, other than the parties hereto and their respective successors and permitted assigns, any claim, cause of action, remedy or right of any kind or nature.

        SECTION 10.9 NO PARTNERSHIP. In no event shall this Agreement or any provision hereof (or of any agreement entered into pursuant to the terms hereof) be deemed or construed by any Person to create the relationship of principal and agent, a partnership or a joint venture among Purchaser, Plains and Seller.

        SECTION 10.10 COSTS AND EXPENSES. Each party hereto shall bear and pay all costs and expenses incurred by such party in connection with the negotiation, preparation and consummation of this Agreement and its performance of and compliance with all agreements and conditions contained herein and the transactions contemplated herein on its part to be performed or complied with, including, without limitation, all fees, expenses and disbursements for legal counsel, independent accountants, consultants, experts and other out-of-pocket costs and expenses.

        SECTION 10.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

        SECTION 10.12 TABLE OF CONTENTS AND HEADINGS. The Table of Contents and the Article, Section and Subsection headings used in this Agreement are for convenience of reference only and shall not form a part of, or affect the interpretation or construction of, this Agreement.

        SECTION 10.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

        SECTION 10.14 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF OHIO AND FOR ALL PURPOSES SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

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

        SECTION 10.15 JURISDICTION. ANY SUIT, ACTION OR PROCEEDING ("PROCEEDINGS") ARISING OUT OF OR UNDER, OR SEEKING TO ENFORCE ANY PROVISION OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR OTHER INSTRUMENT ENTERED INTO PURSUANT TO THIS AGREEMENT MAY BE BROUGHT BY ANY PARTY TO THIS AGREEMENT AGAINST ANY OTHER PARTY TO THIS AGREEMENT IN ANY STATE OF OHIO OR UNITED STATES FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE CITY OF CLEVELAND OR AKRON, OHIO, AND EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH PROCEEDINGS AND WAIVES ANY OBJECTION TO VENUE BEING LAID THEREIN. NOTHING CONTAINED IN THIS SECTION 10.15 SHALL LIMIT THE RIGHT OF ANY PARTY HERETO TO INSTITUTE PROCEEDINGS IN ANY COURT OF COMPETENT JURISDICTION, NOR SHALL THE INSTITUTION OF PROCEEDINGS IN ONE OR MORE JURISDICTION PRECLUDE THE TAKING OF PROCEEDINGS IN ANY OTHER JURISDICTION, WHETHER CONCURRENTLY OR OTHERWISE.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       PLAINS ALL AMERICAN INC.
                                            ("Purchaser")

                                       By:/s/
                                          -------------------------------
                                          Harry N. Pefanis,
                                          President


                                        PLAINS RESOURCES INC.
                                                ("Plains")

                                        By:  /s/
                                           --------------------------------
                                           Greg L. Armstrong,
                                           President and Chief Executive Officer


                                        WINGFOOT VENTURES SEVEN INC
                                                  ("Seller")

                                        By: /s/
                                           ---------------------------------
                                           Richard W. Hauman, Vice President

                                       63